UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                   FORM 8-K/A

                                 AMENDMENT NO. 3

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 21, 1998



                         ELLIGENT CONSULTING GROUP, INC.
             [Exact Name of Registrant as specified in its Charter]




                                   Nevada
                [State or Other Jurisdiction of Incorporation]

       33-14576-D                                      87-0453842
  [Commission File No.]                     [IRS Employer Identification No.]





           152 West 57th Street, 40th Floor, New York, New York 10019 [Address of principal executive offices; ZIP Code]





        Registrant's Telephone No., including Area Code:  (212) 765-2915




                                Not Applicable
            (Former name or Former Address, if changed since last report)

      This current Report amends and restates the current Report on form 8-K filed by Elligent Consulting Group, Inc. on September 21, 1998, to provide additional information with respect to its acquisition of Conversion Services International, Inc., and its business, management, strategic plan and other items.

ITEMS 1 AND 2. CHANGE IN CONTROL OF REGISTRANT/ACQUISITION OR
DISPOSITION OF ASSETS

Acquisition   On July  23,  1998,  Elligent  Consulting  Group,  Inc.,  a Nevada
              corporation  (the "Company" which may also be referred to as "we,"
              "us," or "our")  entered into a non-  binding  letter of intent to merge with Patra  Capital  Ltd.,  a Delaware  corporation  ("Patra
              Capital").  In order to  complete  this merger we formed a special
              purpose  acquisition  subsidiary,   Patra  Acquisition,   Inc.,  a
              Delaware corporation.  Effective July 31, 1998, Patra Acquisition,
              Inc. and Patra Capital merged under an agreement and plan of merger and Patra Capital was the surviving entity. As a result of this transaction, Patra Capital became our wholly owned subsidiary and we changed our name from Arena Group, Inc. to Elligent
              Consulting Group, Inc.

              On September 3, 1998, subsequent to the filing of a plan of merger and articles with the Secretary of State, the merger with Patra Capital became effective and we issued 12,950,000 shares of our Common Stock to the former shareholders of Patra Capital. After this merger the former shareholders of Patra Capital owned 89% of our issued and outstanding shares.

              On September 21, 1998, effective August 1, 1998, for accounting purposes, we purchased Conversion Services International, Inc. ("CSI") through our wholly owned subsidiary, Patra Capital.

ITEM 5.  OTHER INFORMATION

BUSINESS

Current
Operations    We are a  holding  company  with one  operating  subsidiary,  CSI.
              References  in this  Report to the  Company,  "we," "us," or "our"
              also refer to CSI, unless  otherwise  noted.  CSI has been engaged for nearly nine years in the provision of  information  technology consulting  services,  including project management,  applications
              implementation,   data  warehousing,   consulting,   Internet  and
              information technology staffing services. CSI recently expanded its operations to accommodate additional consultants/employees and new in-house training facilities.

              Our goal is to build an enterprise technology consulting services firm that offers one-stop shopping for large companies seeking specialized technology consulting services.


              Our principal executive office is located at 152 West 57th Street, 40th Floor, New York, New York 10019, and our telephone number is
              (212) 765-2915.

The Information
Technology
Market The globalization of competition and the fast pace of technological change have increasingly driven companies to seek high technology solutions to improve their productivity and competitive position. Frequently, these technology solutions are in the information technology field. Many companies view information technology as a critical component in their overall business strategy. Increasingly, information technology affects an entire enterprise, rather than being relegated the status of isolated back office function. In fact, this phenomenon has led to designation of information technology used on an enterprise-wide as enterprise service offerings, otherwise known as Enterprise Resource Planning ("ERP").


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



              We believe that the migration of technology to desktops throughout companies has created a wide range of business opportunities. Data that was once collected nightly or weekly using custom developed software and used to analyze events retrospectively can now be gathered using enterprise-wide packaged software applications capable of linking manufacturing, sales, distribution and finance functions enabling a company to manage an entire enterprise in real time.

              This ERP is being deployed in geographically dispersed, complicated technology environments. The multitude of different protocols, operating systems, devices and architectures makes deployment of technology solutions a difficult challenge. Companies must continually keep pace with new developments that often render existing equipment and internal skills obsolete. At the same time, external economic factors have forced organizations to focus on their core competencies and trim workforces.
              Accordingly, these organizations often lack the information technology skills necessary to design and implement comprehensive information technology solutions.

              The shortage of skilled information technology professionals and the complexity of information technology solutions have pushed company management to increasingly rely on outside specialists to implement information technology strategies and, as a result, we believe that the demand for consulting services will continue to grow rapidly. According to industry sources, the worldwide market for information technology consulting and system integration services was estimated at $53.7 billion in 1996 and is projected to grow to $96.3 billion by 2001, a 12.4% annual growth rate. In addition, the domestic information technology consulting and integration services market is projected to grow from $26.0 billion in 1996 to $48.3 billion by 2001, a 13.2% growth rate.

              Companies that require information technology consultants to help them implement information technology solutions choose between tactical, or point-solution, solution providers and larger organizations that offer strategic, or ERP services. The point solution providers typically focus on limited functionality requirements, such as application development and staff augmentation. As a result, they usually do not address broader strategic business and information technology goals that are critical to the customer and the success of the information technology solutions implemented. The larger, more diverse information technology consulting firms propose more comprehensive solutions than the point-solution providers, but do so only after extensive studies of a particular client's business problems, but often fail to deliver the right solutions on time and on budget.

              We believe that these circumstances create the market opportunity for us. In our view, companies today require strategic service providers that provide one stop shopping for their clients. Our plan, therefore, is to be able to have a comprehensive understanding of the relevant business issues, the ability to design and implement integrated solutions that can help them meet their strategic business goals as they evolve and the skills and tools necessary to deliver solutions in a timely and cost-effective manner.

Strategy We plan to become an enterprise service provider and grow through strategic acquisitions and internal growth. As an enterprise service provider we will offer solutions to all levels and areas of a client rather than simply offering single solutions to a sole level or area of a client's business. This will distinguish and differentiate us from the point-solution approach of other information technology service companies by becoming a leader in the emerging market for companies that can provide enterprise service offerings. We believe that market dynamics are demanding the emergence of companies that can provide enterprise service offerings, in the same way that companies demanded the creation of enterprise software companies such as SAP, PeopleSoft, BAAN and others to replace single solution software companies.


              With CSI we have completed our first strategic acquisition. We intend to continue to pursue other strategic acquisitions that will provide us with additional well-trained,

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



              high-quality  professionals,  new  service  offerings,  additional
              industry  expertise,   a  broader  client  base  and  an  expanded
              geographic presence.

- Services
Value
Pyramid Our strategic acquisition program is based upon the "Services Value Pyramid," a business model that combines a number of companies offering different yet complementary skills, service offerings, practice areas and consulting expertise. The complementary companies we initially acquire would become "platform" or "building block" companies to support further growth and consolidation to cover the key set of service offerings required by customers. The following four major areas of expertise in the technology consulting services arena comprise our Services Value Pyramid:

              Pyramid Level I    Management Consulting, Business Function
                                 Reengineering and Domain Consulting

              Pyramid Level II   Mission Critical Application Rollouts, Package
                                 Implementation, Platform Migration, E-Commerce and Outsourcing.

              Pyramid Level III Project Management and Implementation, Data Warehousing and Database Management, Internet, Intranet, Networking, Systems Integration and Infrastructure.

              Pyramid Level IV   Information Technology Staffing/Staff
                                 Outsourcing and Permanent Placement.

              These four areas of expertise range from the high growth, high margin businesses of management consulting and business function reengineering at the top to the lower growth, but high revenue and cash flow, businesses of information technology staffing/staff outsourcing and permanent placement at the bottom. The center of the Services Value Pyramid encompasses the businesses of package implementation, database management, data warehousing inter/intranet and networking. These businesses are between the top and bottom pyramid businesses in their degree of expertise and profit margins. We believe that there are a number of businesses we can acquire in each of these four areas or segments. We refer to the initial companies we acquire in each of the four segments as "platform companies." CSI is our first platform company.

- Acquisition
Candidate
Characteristics
              Our acquisition candidates must have:

              o    above average internal growth of revenues and earnings,

              o    above average cash flow, and

              o a large customer base composed of national and multi-national companies.

- Sources of
Growth        We believe that our growth will come from three major sources:

              o Acquisition - As we acquire platform companies, we expect that each company will grow partly by acquisition within its area of expertise and in geographic diversity.

              o Internal Growth - We will also seek additional growth through the internal growth within each individual company. Our platform companies will seek this internal growth through the cross marketing of each other's clients.

              o Expansion of Value - Through our acquisition strategy and internal growth we will be able to provide additional services and geographic depth to our customers, thus

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



                   creating the ability to aggressively price our services and increase our inherent profitability.

- Clients     We  focus  our  marketing   efforts  on  larger   companies   with
              substantial  needs  for  supplemental   programmer  staffing,  ERP
              software implementation and systems integration services and other computer-related professional services. Such clients afford us the opportunity to develop long-term relationships based on high quality and consistent services that CSI has provided for almost nine years and that we will continue to provide.

              Management believes that larger clients have started to limit the number of information technology vendors they use. In order to achieve the reduction in the number of vendors used, companies often review and screen both existing and potential vendors and generate select lists of approved vendors. We believe that the factors considered for placement of a company on a vendor list include geographic and technical breadth of operations, quality assurance programs, reliability and cost effectiveness.

- Contracts   We normally offer  professional  services through  agreements that specify that services are rendered on a best-efforts basis, that we make no express or implied warranties and that the client must continue to pay all charges incurred prior to the termination of the agreement. Because services are typically rendered on an as-required basis, we do not consider our backlog of unfinished assignments significant in understanding our business.

              The typical client contract term is six months to two years and there can be no assurance that a client will renew its contract when it terminates. In fact, following expiration of an original contract term with any given client, it is often the case that we begin operating on an as-needed basis not under any contract of specific duration. Our contracts are generally cancelable by the client at any time and clients may unilaterally reduce or increase their use of our services under such contracts without penalty.
              The termination or significant reduction of our business relationship with any of our significant clients could have an adverse effect on our operating results.

              We generally price our services to clients on a time and materials basis and maintain price ranges that reflect the technical skills and experience levels of the consultants on each project.

-Employee and
Consultant
Recruitment   Our  future  success  will  depend in part on our  ability to hire
              adequately   trained   personnel  who  address  the   increasingly
              sophisticated needs of our clients. Our on-going employee and consultant needs arise from:

              o    increasing demand for our services,

              o    consultant turnover, and

              o the clients' requests for programmers trained in the newest software technologies.

              Few of our employees, and more of our consultants, are bound by non-compete agreements. Competition for personnel in the information technology services industry is significant and we may have difficulty in attracting and retaining an optimal level of qualified personnel in the future. In particular, competition for the limited number of qualified project managers and professionals with certain specialized skills, such as working knowledge of certain sophisticated software, is intense. Because of this, recruitment of employees and consultants is a critical element in our success. We devote significant resources to meeting our personnel requirements.




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



              We also offer a number of programs designed to retain our trained personnel, including:

              o    Competitive salaries

              o    Stock option plan

              o    Training of employees and consultants in new skill sets

              o    401(k) plan

              o    medical benefits

              We also plan to acquire staffing companies which would allow us to increase our own recruitment efforts and to provide recruiting services for our clients.

-Competition  The  information   technology   services   industry  is  extremely
              competitive.  A number  of  companies  compete  with us in  select markets  with  substantially  similar  services.  In  most  of the
              markets  in  which  we   compete,   we  believe   that  there  are
              participants that have significantly greater financial, technical and marketing resources than we do. However, we believe that no single competitor dominates any of the relevant markets.

              There are a few very large competitors with annual revenues over $500 million, however, according to the Updata Group, an independent consulting firm, over 3,000 software service firms with yearly revenues over $1 million compete for market share. Most of these firms participate in just one geographic area and none offer the full range of services that we plan to through our Services Value Pyramid. Our competition, therefore, varies significantly from a geographic area to geographic area.

              In order to remain on our clients' vendor lists and develop new client relationships, we must satisfy their requirements at competitive rates. Although we continually attempt to lower our costs, there are other software service organizations and temporary placement agencies that may offer the same or similar services as we offer at the same or lower costs. Additionally, certain of our clients require that their vendors reduce rates after services have commenced. There can be no assurance that we will be able to compete effectively on pricing or other requirements and, as a result, we may lose clients or be unable to maintain historic gross margin levels or to operate profitably.

              We have developed a direct, high-level sales organization that encourages the pursuit, establishment and maintenance of close relationships with senior management of possible client companies. With our planned growth of service offerings we believe that we will have a significant advantage in cross-selling additional services and solutions to our client base. However, there can be no assurances that our growth of service offerings will provide any such advantages.

              In addition, we intend to target new clients by (i) continuing to leverage and expand our direct sales efforts, (ii) increasing the hiring of consultants with existing client relationships and (iii) pursuing referrals from existing clients and third-party organizations including hardware partners, software partners and industry research organizations.

Employees     CSI currently has approximately 180 employees and consultants.

Possible Future
Acquisitions

              On September 15, 1998, we signed a letter of intent subject to which we would acquire our second operating subsidiary. This Company's principal expertise lies in package implementations of PeopleSoft and SAP applications. The acquisition is subject to completion of due diligence, a definitive agreement and financing. The Company has a revenue run rate of approximately $17 million.

Our History   In 1987, our predecessor, Coronado Ventures, Inc. was incorporated in Nevada. As Coronado Ventures, we filed a registration statement on Form  S-18  with the SEC  pursuant  to which we sold  1,000,000 units consisting of one share of Common Stock

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              and three Common Stock purchase warrants, raising $50,000 in gross proceeds. None of the warrants were exercised prior to expiration.

              Shortly after the completion of the above offering, we acquired 100% of the issued and outstanding common stock of Tahoeview Cablevision, Inc., a cable television company, for which we issued shares of our Common Stock. At the time of this transaction we changed our name to Westar Group, Inc. Tahoeview Cablevision operated as a subsidiary of Westar Group.

              In 1991, we acquired the assets of several other cable television systems located in eastern Montana through a newly formed subsidiary, Westar Group North. We issued shares of our Common Stock and paid cash for the purchase of these assets. The cash portion of the purchase price was part of a revolving credit facility obtained from a financial institution. Upon expiration of the revolving credit facility in 1993, and the inability of Tahoeview Cablevision and Westar Group North to either renew the facility or pay off the balance owed, the financial institution filed a suit in U.S. District Court naming our subsidiaries Tahoeview Cablevision and Westar Group North as defendants. The district court appointed a permanent receiver to oversee our subsidiaries during the pendency of their bankruptcy. Westar Group was not directly involved in this action. On July 31, 1997, the district court ordered the receivership closed and that Tahoeview Cablevision and Westar Group North be dissolved. This left Westar Group, the holding company, as the only surviving entity.

              In July 1997, we changed our name from Westar Group to Arena Group, Inc. and began a search to locate suitable businesses with which to reorganize. On July 23, 1998, we entered into a non-binding letter of intent to merge with Patra Capital. In order to complete this merger we formed a special purpose acquisition subsidiary, Patra Acquisition, Inc., a Delaware corporation. Effective July 31, 1998, Patra Acquisition and Patra Capital merged under an agreement and plan of merger and Patra Capital was the surviving entity. As a result of this transaction, Patra Capital became our wholly owned subsidiary and we changed our name to Elligent Consulting Group, Inc.

Cautionary Factors that May Affect Future Results

Employee and
Consultant
Recruitment   Our  future  success  will  depend in part on our  ability to hire
              adequately   trained   personnel  who  address  the   increasingly
              sophisticated needs of our clients. Our on-going employee and consultant needs arise from:

              o    increasing demand for our services,

              o    consultant turnover, and

              o the clients' requests for programmers trained in the newest software technologies.

              Few of our employees, and more of our consultants, are bound by non-compete agreements. Competition for personnel in the information technology services industry is significant and we may have difficulty in attracting and retaining an optimal level of qualified personnel in the future. In particular, competition for the limited number of qualified project managers and professionals with certain specialized skills, such as working knowledge of certain sophisticated software, is intense. Because of this, recruitment of employees and consultants is a critical element in our success. We devote significant resources to meeting our personnel requirements.

Contracts     We  normally  offer   professional   services  through  agreements
              providing that our services are rendered on a best-efforts basis, that we make no express or implied warranties and that the client must continue to pay all charges incurred prior to the termination of the agreement. Because services are typically rendered on an as-required basis, we do not

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              consider  our backlog of  unfinished  assignments  significant  in understanding our business.

              The typical client contract term is 6 months to 2 years and there can be no assurance that a client will renew its contract when it terminates. In fact, following expiration of an original contract term with any given client, it is often the case that we begin operating on an as-needed basis not under any contract of specific duration. Our contracts are generally cancelable by the client at any time and clients may unilaterally reduce or increase their use of our services under such contracts without penalty. The termination or significant reduction of our business relationship with any of our significant clients could have an adverse effect on our operating results.

              We generally price our services to clients on a time and materials basis and maintain price ranges that reflect the technical skills and experience levels of the consultants on each project.

Acquisition
Strategy The future is expansion through the acquisition of companies that have complementary businesses, that can utilize or enhance our existing capabilities and resources or that expand our existing range of services in the information technology consulting marketplace.

              As a result, we continually evaluate potential acquisition opportunities, some of which may be large in size or scope when compared to our size. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating possible acquisitions, the diversion of management's attention to the integration of the operations and personnel of the acquired companies, the incorporation of acquired services into our services, possible adverse short-term effects on our operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies.

              To accomplish future acquisitions we may issue equity securities and other forms of consideration that could cause dilution to investors purchasing our Common Stock. There can be no assurance that we will be able to identify additional suitable acquisition candidates, consummate or finance any such acquisitions, or integrate any such acquisitions successfully into our operations.

Management of
Growth We are currently experiencing a period of rapid growth resulting from recent acquisitions and the internal expansion of our operations, both of which have placed significant demands on our resources. Our success in managing this growth will require us to continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees and consultants. We are relying primarily upon the experience and expertise of our executive officers and the management of CSI to provide a base of knowledge in the information technology consulting field. Further, we have retained, and are relying on, certain key employees in each of the businesses we acquired in 1998. We plan to add to our areas of expertise within this field through the acquisition of additional platform companies and their management teams.

              We cannot assure you that we will successfully assimilate new acquisitions into our existing business operations. We can also give you no assurance that we will be successful in expanding the businesses of any of our new acquisitions, that new customers can be attracted as anticipated, or that there will be a continued, if any, demand for the services of our new acquisitions' technology, products or expertise in new and competitive markets.

              If our management is unable to manage growth effectively, to maintain the quality of our products and services, and to retain key personnel our business, financial condition and results of operations could be materially adversely affected.

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Competition   We operate in a highly  competitive and rapidly changing  industry and compete with a variety of companies for positions on the vendor lists of particular clients. Most of these competing companies, many of which are significantly larger and have greater financial, technical and marketing resources, provide the same services, and some offer a wider variety of services, than those we offer. There can be no assurance that we will be able to compete successfully with these companies.

              Many large accounting and management consulting firms offer services that overlap with a significant portion of our services, and we compete with the internal information technology staffs of our clients and potential clients. Also, computer hardware and software companies are increasingly becoming involved in systems integration projects. Recently, temporary placement agencies have begun expanding their businesses to provide computer-related services. There can be no assurance that we will be able to continue to compete successfully with our existing competitors or will be able to compete successfully with new competitors.

              Additionally, over the past several years there has been an influx of foreign nationals who provide skilled computer programming services at lower pay scales than domestic programmers. Some of these foreign nationals are being hired as consultants directly by our clients and potential clients, as well as by certain of our competitors. Moreover, in an attempt to decrease costs, some of our clients and potential clients are awarding business to competitors with operations in "low cost" foreign countries, including Ireland, India and the former Soviet Union. An increase in the use of skilled foreign national labor at lower rates or foreign software service firms by our competitors or clients could have a material adverse effect on our results of operations.

Dependence Upon
Major Customers
and Large
Contracts     Our five largest  clients,  when combined,  account for 41% of our total revenues and 56% of accounts receivable. Our largest client accounts for 26% of our total revenues and 36% of our accounts receivable. Any decision by these major customers to cease or reduce their use of our services may have an adverse effect on our business. Further, any delay in payment or non-payment of fees owed by our large clients may delay the implementation of our growth strategy and will have an adverse effect on our results of operations.

Dependence on
Key Management
Personnel     The success of our growth and business  strategies  will be highly dependent upon the efforts of our key management personnel and management personnel of acquired companies, particularly our executive officers. The loss of the services of any one of our executive officers could have an adverse effect on our business and on the implementation and success of our growth strategy.
              However, we have applied for key man insurance with respect to Andreas Typaldos, Edwin Brondo and Scott Newman in the amounts of
              $500,000 each. We will evaluate the necessity of carrying such insurance on selected individuals at acquired companies on an ongoing basis. The amount of insurance, however, may not be sufficient to offset our losses if the services of any of our executive officers were unavailable. It is not possible to estimate the amount of any such loss.

Insurance

              We have applied for directors and officers, errors and omissions and employment practices insurance. We are seeking directors and officers insurance in order to assist us in attracting and retaining qualified individuals to serve on our board and to become our officers. We require errors and omission insurance to help protect us from liabilities arising from claims that our work on a particular project resulted in losses to a client. We plan to obtain employment practices insurance to protect us against damages resulting from claims by employees under various state and federal employment laws. A finding by a court with jurisdiction over such a suit that we were responsible for damages as claimed by a client or an employee may have a material adverse effect on our operating results. We can offer no assurance that we will be able to obtain any or all of the insurance we seek or obtain it on terms and at a cost acceptable to us.

Potential
Fluctuations in
Operating
Results Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may affect our quarterly revenue or operating results generally include:

              o    costs relating to the expansion of the company's business,

              o    the extent and timing of business acquisitions,

              o    the incurrence of merger costs,

              o    the timing of assignments from customers,

              o the seasonal nature of our business due to variations in holidays and vacation schedules,

              o    the introduction of new services by us or our competitors,

              o    price competition or price changes, and

              o general economic conditions and economic conditions specific to the information technology, consulting or information technology staffing industries.

              Quarterly sales and operating results can be difficult to forecast even in the short term. Due to all of the foregoing factors, it is possible that our revenues or operating results in one or more future quarters will fail to meet or exceed the expectations of securities analysts or investors. In such event, the trading price of our common stock would likely be materially adversely affected.

Price Volatiliy The market price of our common stock could be subject to significant fluctuations in response to variations in quarterly operating results, our prospects, changes in earnings estimates by securities analysts and by economic, financial and other factors and market conditions that can effect the capital markets generally, the industry segment of which we are a part, including the level of, and fluctuations in, the trading prices of stocks generally and by other events that are difficult to predict and beyond our control. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. Such broad fluctuations may adversely affect the market price of our common stock in the future.

Control by
Current
Stockholders  At December 1, 1998,  our directors and executive  officers  owned beneficially 11,257,618 shares of Common Stock, representing approximately 77% of the outstanding Common Stock. As a result, our directors and executive officers are able to exercise significant influence on the election of our board of directors and thereby direct our policies.

FINANCIAL INFORMATION

Summary Financial Information

      The following table contains certain selected financial data of the Company and is qualified by the more detailed financial statements and the notes thereto provided in this report. The actual financial data for the year ended July 31, 1998 has been derived from the Company's financial statements, which statements have been audited by Hansen, Barnett and Maxwell and are included elsewhere in this Report.


Statement of Operations Data

                          Fiscal Year Ended July 31, 1998          Three Months Ended
                              Actual       Pro Forma       October 31, 1998 October 31, 1997

Gross Revenue               $   3,226     $17,729,659       $  1,934,366      $         0

Net Income (Loss)             (54,555)     (510,640)            (244,576)          (6,848)

Net Income (Loss) to Common

Shareholder                   (54,555)     (510,640)            (244,576)          (6,848)

Net Income (Loss) per share to

Common Shareholder              (0.06)        (0.04)               (0.02)           (0.01)

Balance Sheet Data

                                   July 31, 1998
                              Actual       Pro Forma    October 31, 1998 October 31, 1997

Current Assets              $ 333,696     $3,717,796     $  4,682,741      $     7,857

Total Assets                  333,696     15,624,062       17,122,704            7,857

Current Liabilities               792     8,791,936        14,365,299            1,045

Long-Term Debt                      0     4,055,162           182,190                0

Total Liabilities                 792     4,055,162        17,122,704            7,857

Shareholders' Equity          332,904     2,776,964         2,575,215            6,812

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

      As part of a Reorganization, we changed our name to Elligent Consulting Group, Inc. on July 31, 1998. On September 3, 1998, with an effective date of August 1, 1998, for accounting purposes, we issued 12,950,000 shares of its restricted common stock to the then current shareholders of Patra Capital in exchange for all of the issued and outstanding common stock of Patra Capital. At that time, the management of Patra Capital became our management. The merger was accounted for as a Recapitalization.

      On September 21, 1998, effective August 1, 1998, for accounting purposes, we, through our wholly owned subsidiary, Patra Capital, purchased Conversion Services International, Inc. The operations of CSI are included in our results of operations commencing on August 1, 1998. In connection with the acquisition of CSI, CSI's shareholders signed three-year employment agreements with us.

      The purchase price was $12,298,885 consisting of 1,100,000 shares of our common stock (valued at $2,640,000), cash payments of $1,500,000 delivered at the closing and notes payable of $8,500,000, with an original discounted value of $8,158,885. Interest at 8% is payable on the November 24th and January 21st payments. The final two payments bear no interest. The payments are due as follows:

      $1,000,000  November 24, 1998

      $1,500,000  January 21, 1999
                  (payable in cash or stock at the option of the Company)

      $3,750,000  May 1, 1999

      $2,250,000  August 1, 1999

      We expect to continue an acquisition program to acquire other technology consulting companies constituting a set of key consulting practice areas to serve as a platform ("platform") for further roll-up and consolidation through acquisition of similar companies in the future. Through these platform companies, we plan to offer our clients an enterprise-type offering of services. These services will include management consulting, business function reengineering, mission critical application rollouts and package implementation, database and datawarehousing consulting, networking and interim and permanent staffing or support.

      We will then continue our development through continued internal growth from the acquired platform companies and additional rollout acquisitions within each of our service offering areas. Through this expansion and growth strategy, we plan to develop into a leading global technology services company.

      We plan to enter a business segment that has significant competition from other much larger companies. We expect to offer our services to large national and multi-national companies. We own no copyrights or patents.

      Our corporate headquarters are located in New York City, New York. CSI maintains its offices in East Hanover, New Jersey.

       We plan to continue an expansion strategy through (i) the acquisition of a select number of technology consulting companies with complementary areas of expertise and (ii) internal growth from the acquired operating subsidiaries. While there is significant risk as a result of potential external problems, lack of available capital, changing economic and market conditions, and significant competition from much larger companies, through this expansion strategy, we plan to develop into a leading global consolidator of technology services companies. Key to the acquisition strategy is the retention of the acquired company's management and staff.

      For the three month period ended October 31, 1998, we had revenue of $5.8 million reflecting an increase of 46% from the comparable year earlier period and a net loss of $244,576. The major components of this loss are as follows:


      Cash flow from operations of CSI          $     332,703
                                                -------------

      Depreciation, amortization and interest         432,632

      Income tax benefit                              (62,000)

      Management and holding company expenses         206,647

      Subtotal acquisition related and other expenses 577,279

      Net Loss                                  $    (244,576)
                                                =============

      The management and holding company expenses represent costs related to new acquisitions in progress, and efforts to locate equity and debt financing required to achieve our growth goals. The remaining analysis of quarterly results focuses on the operations of CSI, our sole operating subsidiary. The unaudited information for this interim period is not necessarily indicative of the results for the entire year, nor should it be used to project our operations for future dates or periods.

      The financial statements presented herein represent the first financial statements of Elligent Consulting Group, Inc. since its reorganization in July 1998 and its acquisition of CSI. The CSI acquisition was accounted for as of August 1, 1998, on the purchase method of accounting and therefore the financial statements only reflect CSI's income and operations for the three month period. In order to provide investors with appropriate historical data, Management's discussion will include comparative data reflecting the results of operations for CSI during the year preceding its acquisition by us.

      CSI has been in the business of providing information technology consulting services for approximately nine years. CSI provides high-end project management, applications implementation, data warehousing, consulting, Internet and information technology ("IT") staffing services. CSI has recently expanded its operation to accommodate additional consultant/employees and new in-house training facilities. CSI currently has approximately 180 employees and consultants, and expects that number to increase as its business grows. CSI's revenues have doubled over the past two years, and the current revenue run rate is $25 million.

      For the three months ended October 31, 1998, we had revenues of $5.8 million from our operating subsidiary CSI reflecting a 46% increase from the revenues of CSI during the corresponding period in 1997 prior to its acquisition by us. The cost of revenues was $3.9 million resulting in a gross margin from operations of $1.9 million or 33%.

      The unaudited results of operations for CSI for the three months ended October 31, 1998, and 1997, are as follows:

                                            Unaudited [In Thousands]

                                     Three months Ended   Three months Ended
                                      October 31, 1998     October 31, 1997

Revenue                                $      5,813          $      3,983

Cost of revenue                               3,879                 2,640
                                       ------------          ------------

      Gross margin                            1,934                 1,343

Operating Expenses                            1,601                 1,162
                                       ------------          ------------

      Cash Flow from operations        $        333          $        181
                                       ============          ============

      CSI continues to show significant growth in revenues in 1998, versus the comparable period a year ago. Operating expenses are running higher than projected for the next twelve month period due to continued growth in staff and related training costs prior to placing new staff on a billable status.

      We expect to reduce operating expenses as a percent of gross margin in 1999.

Liquidity and Financial Position

      As of October 31, 1998, we had a working capital deficit of $9.7 million. Its working capital deficit reflects (i) $2.0 million due to Summit Bank related to the revolving line of credit collateralized by our accounts receivable and other loans, (ii) accounts payable and accrued expenses of $2.3 million, (iii) notes payable to stockholders of $8.3 million related to the acquisition of CSI, and (iv) amounts due to related parties of $1.5 million, relative to the acquisition of CSI and the funding of costs related to future acquisitions in progress. These latter amounts are principally due to our principal stockholder.

      The principal sources of funds, other than from the revolving line of credit, are (i) the personal assets of our principal stockholder and related entities owned or controlled by our principal stockholder, (ii) the sale of securities and (iii) additional financing sources. We are presently engaged in negotiations with respect to additional financing sources and the private placement of shares of our Common Stock. We are negotiating with two financial institutions for a new $30 million asset-based line of credit to replace the Summit Bank revolving line of credit. We plan to make a private placement of up to approximately $10 million of our Common Stock to accredited investors during the first quarter of 1999. However, no assurance can be given that we will be successful in obtaining such financing, and the failure to obtain necessary financing could have a material adverse effect on the full implementation of our business year. At the present time, our management believes that our current sources of funding are adequate to support our internal growth and that of CSI. The current sources are not adequate to support our acquisition plans.

Inflation

      Inflation has not had a material effect upon the Company's results of operations to date. In the event the rate of inflation should accelerate in the future, it is expected that costs in connection with the provision by the Company of its services and products will increase, and, to the extent such increased costs are not offset by increased revenues, the operations of the Company may be adversely affected.

Year 2000

      Many existing computer programs use only two digits to identify a year in the date field. These programs do not consider the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by the Year 2000. Internally, the Company has assessed its Year 2000 computer issues. The Company estimates that it will not have to spend a material amount to make its major computer systems and non-critical programs Year 2000 compliant.

Forward Looking Information

      This Registration Statement contains certain forward-looking statements and information. The cautionary statements made herein should be read as being applicable to all related forward-looking statements wherever they appear. Forward-looking statements, by their very nature, include risks and uncertainties. Accordingly, our actual results could differ materially from those discussed herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. Such factors, many of which are beyond our control, include the following: our success in obtaining new contracts; the volume and type of work orders that are received under such contracts; levels of, and ability to, collect accounts receivable; availability of trained personnel and utilization of our capacity to complete work; competition and competitive pressures on pricing; availability, cost and terms of debt or equity financing; and economic conditions in the United States and in the regions served.

Quantitative and Qualitative Disclosures about Market Risk

      The Company is not exposed to material risk based on interest rate fluctuation, exchange rate fluctuation, or commodity price fluctuation.

PROPERTIES

      We maintain our principal executive office in 4,000 square feet of leased space at 152 West 57th Street, 40th Floor, New York, New York 10019. CSI maintains its office in approximately 13,000 square feet of leased space at 100 Eagle Rock Avenue, East Hanover, New Jersey.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

      We have not had any disagreements with our accountants on matters relating to accounting and financial disclosures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of December 1, 1998, with respect to the number of shares of Common Stock of the Company beneficially owned by individual directors, by all directors and officers of the Company as a group, and by persons known to own more than 5% of the Company's Common Stock. The Company has no other class of voting stock outstanding.

Name of Beneficial Owner                                Percent of Common Stock
      and Address                      Number of Shares         Owned

Patra Holdings, LLC (1)
152 W. 57th Street, 40th Floor
New York, New York  10019             10,000,000                68.76

Andreas Typaldos (1)
152 W. 57th Street, 40th Floor
New York, New York  10019             10,350,000                71.16

Scott Newman
152 W. 57th Street, 40th Floor
New York, New York 10019                 733,333                 5.04

Edwin T. Brondo
152 W. 57th Street, 40th Floor
New York, New York  10019                     --                   --

Michel Berty
152 W. 57th Street, 40th Floor
New York, New York 10019                      --                   --

Lloyd T. Rochford
152 W. 57th Street, 40th Floor
New York, New York  10019                174,285                 1.20

Directors and Officers as a Group     11,257,618                77.40
--------
(1) Mr. Typaldos controls Patra Holdings, LLC and therefore beneficial ownership of shares held by Patra Holdings are attributed to Mr. Typaldos for the purposes of this table.

DIRECTORS AND EXECUTIVE OFFICERS

      The following sets forth certain information with respect to directors and executive officers of the Company with the year in which each director's term expires in parentheses.

Andreas Typaldos
(age 52) Chairman of the Board and President. Mr. Typaldos was founder, President and CEO of Computron Software, Inc., an international public software and consulting company until 1996. He is also founder, Chairman, and major shareholder of Enikia, LLC, an advanced home networking and communications company. Mr. Typaldos was nominated to serve as chairman of the board of the Registrant effective August 1, 1998.

Edwin T. Brondo
(age 51) Director, Chief Financial Officer, Secretary and Treasurer. Mr. Brondo was Vice President of First Albany Companies, Inc. and Senior Vice President, Chief Administrative Officer of First Albany Corporation from May 1993 until December 1997. Mr. Brondo currently serves as a director of Computron Software, Inc. a company listed on the American Stock Exchange. During the last five years Mr. Brondo was a senior consultant at Comtex Information System, Inc. and a senior financial executive at Bankers Trust Company. He has also held senior positions at Goldman Sachs & Co., Morgan Stanley & Co. and G.A. Saxton.

Scott Newman
(age 39)      Director  and  Vice  President.   Mr.  Newman  is  co-founder  and
              president of Conversion Services International, Inc. and has served in that capacity since its founding in 1989.

Lloyd T. Rochford
(age 52) Director. In February of 1989, Mr. Rochford founded Magnum Hunter Resources, Inc. and served as a director and as its Chief Executive Officer through the end of 1995. Commencing in January of 1996 through June of 1997, Mr. Rochford serviced as Magnum's Chairman of the Board of Directors. Magnum is engaged in the exploration for and the production of oil and gas and is a company listed on the American Stock Exchange. Since his resignation from Magnum, Mr. Rochford has pursued his own personal business interests until being elected a director of the Registrant in July of 1997. Mr. Rochford served as chairman of the board of the Registrant until August 1, 1998.

Michel Berty
(age 59) Director. Mr. Berty is currently a member of the board of directors of Mastech, a large public consulting services company. He is also the Chairperson of Zmax, a Year 2000 NASDAQ company, a member of the board of directors of LEVEL 8, a public banking software and services company, and is a former CEO of Cap Gemini America, a $300 million consulting services company, and member of the executive committee of Cap Gemini Sogeti, a $2 billion consulting services company. Mr. Berty has been a member of our board of directors since August 27, 1998.

EXECUTIVE COMPENSATION

      The following table sets forth all cash compensation paid by the Company to the chief executive officer and the most highly compensated executive officers and key employees whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company during the last three completed fiscal years.

         Annual Compensation                 Long Term Compensation
                                                  Awards        Payouts


Name                                 Other
and                                 Annual  Restricted                 All Other
Principal      Fiscal               Compen-    Stock  Options/   LTIP    Compen-
Position        Year   Salary Bonus sation   Award(s)  SARS     Payouts  sation
------------------------------------------------------------------------------


Andreas Typaldos
President        1998  -0- (1)
                 1997  -0-
                 1996  -0-
Edwin T. Brondo
Chief Financial
Officer, Secretary
and Treasurer    1998  -0- (1)
                 1997  -0-
                 1996  -0-
Scott Newman
Vice President   1998  -0- (1)
                 1997  -0-
                 1996  -0-

Lloyd T. Rochford
Chief Executive
Officer          1998  $12,000
                 1997  -0-
                 1996  -0-
--------------------

(1) Messrs. Typaldos, Brondo and Newman did not receive any compensation from us during fiscal 1998. Each of these individuals has entered into a three-year employment agreement commencing in fiscal 1999 at an annual base salary of $250,000.

Stock Option Plan

Summary of the 1998
Stock Option Plan   The Board  adopted the 1998 Stock  Option Plan (the "Plan")
                    in August 1998. For the purposes of this summary,  unless
                    otherwise  stated,  "Plan"  will  refer to the  1998  Stock
                    Option  Plan.  There are  1,500,000  shares of Common Stock reserved for issuance  under the Plan.  We intend to submit the  Plan to our  shareholders  for  approval  at our  next annual meeting of shareholders. At December 1, 1998, we had outstanding  options to  purchase  100,000  shares at $5.00 vesting over for a three-year  period.  The options  expire ten years from the date of  issuance.  These  options  will
                    become   effective   upon  approval  of  the  Plan  by  our
                    shareholders.

                    The Plan authorized us to grant to our employees and directors (i) incentive stock options to purchase shares of Common Stock and (ii) non-qualified stock options to purchase shares of Common Stock.

Objectives          The objectives of the Plan are to provide  incentives to our
                    key  employees,   directors,  officers  and  consultants  to
                    encourage them to devote their abilities and industry to the success of our business enterprise. We intend to achieve this purpose by extending an additional long-term incentive for high levels of performance and unusual effort.

Oversight           A  Committee  of the  Board  administers  the Plan by making determinations  regarding the persons to whom options should
                    be  granted   and  the   amount,   terms,   conditions   and
                    restrictions of the awards. It also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations. This Committee is comprised of non-employee directors as required by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

Statutory Conditions
on Stock Options
- exercise price    Incentive  stock options granted under the Plan must have an exercise price at least equal to 100% of the fair market value of our Common Stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of our Common Stock on the date of grant. Non-statutory stock options may have exercise prices as determined by the Committee or the Board.

- dollar limit      The aggregate  fair market value,  determined as of the time an incentive  stock  option is granted,  of our Common Stock
                    with   respect  to  which   incentive   stock   options  are
                    exercisable by an employee for the first time during any calendar year, cannot exceed $100,000. However, there is no aggregate dollar limitation on the amount of non-statutory stock options which may be exercisable for the first time during any calendar year.

- expiration date   Any option  granted  under the Plan will  expire at the time fixed by the Committee, which cannot be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any subsidiary corporation, not more than five years after the date of grant.

- exercisability    The Committee may also specify when all or part of an option
                    becomes   exercisable,   but  in   the   absence   of   such
                    specification,  the option will become  exercisable  in four equal annual  installments,  the first of which  becomes
                    exercisable on the first anniversary of the date of grant of
                    the  option.   However,   the  Compensation   Committee  may
                    accelerate the exercisability of any option or any part thereof at its discretion.

- assignability     Options granted under the Plan are not assignable. Incentive
                    Stock Options may be exercised only while the optionee is employed by us or within twelve months after termination by reason of death, within twelve months after the date of disability, or within three months after termination for any other reason.

Payment Upon
Exercise of Options Payment of the exercise price for any option may be in cash, by withheld shares which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) or in the form of shares of our Common Stock.

Tax Consequences
of Options          An  employee or director  will not  recognize  income on the awarding of incentive stock options and nonstatutory options under the Plan.

                    An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

                    An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of: (i) two years from the date of award of the option or (ii) one year from the date of exercise. If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock.

                    An employee generally must include in alternative minimum taxable income the amount by which the price he paid for an incentive stock option is exceeded by the option's fair market value at the time his rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.

                    The Company and its subsidiaries will be entitled to deductions for federal income tax purposes as a result of the exercise of a nonstatutory option and the disqualifying sale or disposition of incentive stock options in the year and the amount that the employee recognizes ordinary income as a result of such disqualifying disposition.

Director Compensation

      Directors currently receive no cash compensation for their services in that capacity. Reasonable out of pocket expenses may be reimbursed to directors in connection with attendance at meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      None.

LEGAL PROCEEDINGS

      The registrant is not a participant in any legal proceedings at the current time.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Our Common Stock was not actively traded until we completed our merger with CSI and became listed in Standard & Poors Corporations Manual on September 23, 1998.

Fiscal Year Ended July 31, 1999                        Low          High
-------------------------------                        ---          ----

      First Quarter (commencing September 23, 1998)   $4.875       $10.25
      Second Quarter                                    9.00        10.75

      Number of Shareholders

      The number of beneficial holders of our Common Stock as of the close of business on December 1, 1998, was approximately 225.

      Dividend Policy

      Holders of Common Stock are entitled to receive such dividends as may be declared by our Board of Directors. We have not declared nor paid cash dividends on our Common Stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the expansion and development of its business. Any payment of future dividends on the Common Stock and the amount thereof will be determined by our Board of Directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our Board of Directors deems relevant.

RECENT SALES OF UNREGISTERED SECURITIES

      In July 1997, we sold 214,285 shares of our Common Stock to two individuals at a cash price of $0.07 per share under the private offering exemption of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Lloyd T. Rochford, who at the time of the placement was a director and an officer, purchased 174,285 shares for $12,200, and Robert Morley purchased 40,000 shares for $2,800.

       In January 1998, we sold 200,000 shares of our Common Stock to KM Financial, Inc., a Phoenix based consulting firm, at a price of $0.07 per share under the private offering exemption of Section 4(2) of the Securities Act, for a total price of $14,000.

      In June 1998, we sold an additional 400,000 shares of our Common Stock to Robert Morley at a price of $0.90 per share under the private offering exemption of Section 4(2) of the Securities Act for $359,799, representing the purchase price for less certain incidental costs of $201.

      In connection with our merger with Patra Capital we issued 12,950,000 shares of our Common Stock, including 1,100,000 shares in connection with the acquisition of CSI.

DESCRIPTION OF SECURITIES

      We are authorized to issue 50,000,000 shares of Common Stock, $.001 par value per share, of which 14,544,225 are outstanding as of the date of this Report.

      Holders of the Common Stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders. Holders of the Common Stock are entitled to receive dividends as may be declared from time to time by our Board of Directors, and in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, are entitled to receive a pro rata share of any assets of the corporation legally available for distribution. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights of the holders of the Common Stock are subject to any rights that may be fixed for the holders of preferred stock, if and when any preferred stock is issued. The Common Stock currently outstanding is validly issued, fully paid and nonassessable.

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      (a)  FINANCIAL STATEMENTS.

           The financial statements begin on Page F-1.

      (b)  EXHIBITS.

                    Exhibit
           Notes    Number                   Description

                   2.1 Agreement and Plan of Merger dated as of August 26, 1998, by and among Elligent Consulting Group, Inc., Patra Acquisition, Inc., Patra Capital Limited and the Shareholders of Patra Capital Limited

                   2.2 Plan and Agreement of Merger dated as of August 1, 1998, by and among Patra Capital Limited, Patra Holdings LLC, Conversion Services International, Inc., Scott Newman and Glenn Peipert.

              (1)  3(i).1  Initial Articles of Incorporation

              (2)  3(i).2  Articles of Incorporation, as Amended on January 5,
                           1990
              (3)  3(i).3  Articles of Incorporation, as Amended on August 5,
                           1997

              (4)  3(i).4  Articles of Incorporation, as Amended on July 25,
                           1998

              (1)  3(ii).1 Initial Bylaws

              (3)  3(ii).2 Initial Bylaws, as amended on July 2, 1991

              (4)  3(ii).3 Initial Bylaws, as amended on April 1, 1998

                   10.1    1998 Stock Option Plan

                   21.1    Subsidiaries


(1) Filed with a Registration Statement on Form S-18 (File Number 33-23314).
(2) Filed with a Form 10-QSB for the quarter ended December 31, 1989.
(3) Filed with a Form 10-KSB for the year ended June 30, 1991.
(4) Filed with a Form 10-KSB for the year ended June 30, 1998.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ELLIGENT CONSULTING GROUP, INC.,
                                         a Nevada corporation


                                         By /s/ Edwin T. Brondo
                                         ----------------------
                                           Edwin T. Brondo
                                           Chief Financial Officer


Dated: January 8, 1999

INDEX TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


Elligent Consulting Group, Inc.:

  Pro Forma Combined Financial Statements [Unaudited]:

   Introductory Note............................................    P-1
   Pro Forma Combined Balance Sheet as of July 31, 1998 [Unaudited]P-2 - P-3 Pro Forma Combined Statement of Operations for the
     twelve months ended July 31, 1998 [Unaudited]..............    P-4
   Notes to Pro Forma Combined Financial Statements [Unaudited].    P-5

  Historical Financial Statements - July 31, 1998:

   Report of Independent Auditors...............................    F-1
   Balance Sheet as of July 31, 1998............................    F-2
   Statements of Operations for the year ended July 31, 1998, for the period from July 31, 1996 [date of inception]
     through July 31, 1997 and cumulative from July 31, 1996
     [date of inception] through July 31, 1998..................    F-3
   Statement of Stockholders' Equity............................    F-4
   Statements of Cash Flows for the year ended July 31, 1998, for the period from July 31, 1996 [date of inception]
     through July 31, 1997 and cumulative from July 31, 1996
     [date of inception] through July 31, 1998..................    F-5
   Notes to Financial Statements................................    F-6 - F-8

  Historical Financial Statements - October 31, 1998:

   Balance Sheets as of October 31, 1998........................    F-9
   Statements of Operations for the three months ended
     October 31, 1998 and 1997..................................    F-10
   Statement of Stockholders' Equity............................    F-11
   Statements of Cash Flows for the three months ended
    October 31, 1998 and 1997...................................    F-12 - F-13
   Notes to Financial Statements................................    F-14 - F-18

Conversion Services International, Inc. and Affiliate:

   Balance Sheets as of June 30, 1998 [Unaudited] and
     December 31, 1997 and 1996 ................................    F-20
   Statements of Operations for the six months ended June 30,
     1998 and 1997 [Unaudited] and for the years ended
     December 31, 1997, 1996 and 1995...........................    F-21
   Statement of Stockholders' Equity............................    F-22
   Statements of Cash Flows for the six months ended
     June 30, 1998 and 1997 [Unaudited] and for the years ended
     December 31, 1997, 1996 and 1995...........................    F-23 - F-24
   Notes to Financial Statements................................    F-25 - F-31

Patra Capital Ltd.:

   Report of Independent Auditors...............................    F-32
   Balance Sheet as of July 31, 1998............................    F-33
   Statements of Operations for the seven months ended
     July 31, 1998..............................................    F-34
   Statement of Stockholders' Equity............................    F-35
   Statements of Cash Flows for the seven months ended
     July 31, 1998..............................................    F-36
   Notes to Financial Statements................................    F-37 - F-40
                          .   .   .   .   .   .   .   .

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
PRO FORMA COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
------------------------------------------------------------------------------



The following pro forma combined balance sheet as of July 31, 1998 and combined statement of operations for the year then ended give effect to the acquisition by Patra Capital Limited ["Patra"] of the outstanding stock of Conversion Services International, Inc. ["CSI"] effective September 21, 1998 and the effect of Elligent Consulting Group, Inc. ["Elligent"] acquiring all of the outstanding stock of Patra effective September 3, 1998. For accounting purposes, July 31, 1998 is the effective date for both transactions.

The pro forma information gives effect to the Patra/CSI transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The Elligent/Patra transaction is reflected as a recapitalization. Patra is deemed to be the acquiror [for accounting purposes] as Patra received the larger portion of voting rights in the combined entity.

The pro forma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The pro forma statement of operations for the year ended July 31, 1998 gives effect to these transactions as if they had occurred at the beginning of the period presented. The historical statement of operations of the Company will reflect the effects of these transactions from the date of acquisition forward.

The pro forma combined statements have been prepared by Elligent's management based upon the historical financial statements of Elligent, Patra and CSI. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

The most recent fiscal year end of the CSI differs from Elligent's most recent fiscal year end by more than 93 days. CSI's statement of operations has been updated to adjust for this difference. The adjustment is listed in Note [A] of the pro forma financial information.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA COMBINED BALANCE SHEETS AS OF JULY 31, 1998.
[UNAUDITED]
------------------------------------------------------------------------------



                       Elligent   Patra Capital    CSI
                       July 31,     July 31,    June 30,      Pro Forma   Pro Forma
                        1 9 9 8      1 9 9 8     1 9 9 8     Adjustments  Combined
Assets:
Current Assets:
 Cash                  $ 333,696    $   1,000  $    7,780 $(1,500,000)[1] $  342,476
                                                            1,500,000 [4]
 Accounts Receivable - Net    --           --   2,777,068          --      2,777,068
 Due From Stockholders        --           --     571,981          --        571,981
 Due From Employees           --           --      25,356          --         25,356
 Other Current Assets         --           --         915          --            915
                       ---------    ---------  ----------  ----------    -----------

 Total Current Assets    333,696        1,000   3,383,100          --      3,717,796

Property and Equipment -
 Net                          --       38,772     344,542          --        383,314

Goodwill - Net                --           --          --  11,448,370 [1] 11,448,370


Other Assets                  --       59,689      14,893          --         74,582
                       ---------    ---------  ----------  ----------    -----------

 Total Assets          $ 333,696    $  99,461  $3,742,535 $11,448,370    $15,624,062
                       =========    =========  ========== ===========    ===========



See Notes to Pro Forma Combined Financial Statements.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA COMBINED BALANCE SHEETS AS OF JULY 31, 1998.
[UNAUDITED]
------------------------------------------------------------------------------



                       Elligent   Patra Capital    CSI
                       July 31,     July 31,    June 30,      Pro Forma   Pro Forma
                        1 9 9 8      1 9 9 8     1 9 9 8     Adjustments  Combined
Liabilities and
 Stockholders' Equity:
Current Liabilities:
 Cash Overdraft        $      --    $      --  $   67,252  $       --      $  67,252
 Accounts Payable            792       58,000   1,272,003          --      1,330,795
 Accrued Expenses             --           --     177,333          --        177,333
 Deferred State Taxes         --           --      51,104          --         51,104
 Notes and Leases Payable -
   Current                    --           --   1,212,160          --      1,212,160
 Notes Payable Stockholders -
   Current                    --           --          --   5,953,292 [1]  5,953,292
                       ---------    ---------  ----------  ----------      ---------

 Total Current Liabilities   792       58,000   2,779,852   5,953,292      8,791,936
                          ------    ---------  ----------  ----------      ---------

Long-Term Liabilities:
 Notes and Leases Payable     --           --     112,168          --        112,168
 Notes Payable
   Stockholders               --           --          --   2,205,593 [1]  3,705,593
                                                            1,500,000 [4]
 Due to Stockholder           --      237,401          --                    237,401
                       ---------    ---------  ----------  ----------      ---------

 Total Long-Term
   liabilities                --      237,401     112,168   3,705,593      4,055,162
                       ---------    ---------  ----------  ----------      ---------

Commitments and
 Contingencies                --           --          --          --             --
                       ---------    ---------  ----------  ----------      ---------

Stockholders' Equity:
 Common Stock              1,594          200       1,100      (1,100)[1]     14,544
                                                               12,950 [2]
                                                                 (200)[2]

 Additional Paid-in Capital386,955         --               2,640,000 [1]  2,958,560
                                                              (68,395)[2]

 Retained Earnings (Deficit)(55,645) (196,140)    850,415    (850,415)[1]   (196,140)
                                                               55,645 [2]

 Stock Subscription
   Receivable                 --           --      (1,000)      1,000 [1]         --
                       ---------    ---------  ----------  ----------    -----------

 Total Stockholders'
   Equity                332,904     (195,940)    850,515   1,789,485      2,776,964
                       ---------    ---------  ----------  ----------    -----------

 Total Liabilities and
   Stockholders' Equity$ 333,696    $  99,461  $3,742,535 $11,448,370    $15,624,062
                       =========    =========  ========== ===========    ===========


See Notes to Pro Forma Combined Financial Statements.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED JULY 31, 1998.
[UNAUDITED]
------------------------------------------------------------------------------



                       Elligent   Patra Capital     CSI
                        Twelve       Seven        Twelve
                     months ended months ended months ended
                       July 31,     July 31,   December 31,  Pro Forma       Pro Forma
                        1 9 9 8      1 9 9 8      1 9 9 7   Adjustments      Combined

Revenue                $      --    $      -- $13,246,763  $4,482,896  [A] $17,729,659

Cost of Revenue               --           --   8,142,709   3,250,550  [A]  11,393,259
                       ---------    ---------  ----------  ----------      -----------

  Gross Profit                --           --   5,104,054   1,232,346        6,336,400

General and
  Administrative
  Expenses                57,781      196,140   5,190,326   1,074,068  [A]   5,678,795
                                                             (839,520) [3]
Amortization of
  Goodwill                                                    572,419  [5]     572,419
                       ---------    ---------  ----------  ----------      -----------

  Operating Loss         (57,781)    (196,140)    (86,272)    425,379           85,186
                       ---------    ---------  ----------  ----------      -----------

Other Revenue and
  [Expenses]:
  Interest Income -
   Stockholder Loans          --           --      54,014       1,614  [A]      55,628
  Interest Income          3,226           --          --          --            3,226
  Interest Expense            --           --     (87,069)    (48,323) [A]    (640,680)
                                                             (505,288) [7]

  Total Other Income
   [Expenses]              3,226           --     (33,055)   (551,997)        (581,826)
                       ---------    ---------  ----------  ----------      -----------

  [Loss] Income Before
   Income Taxes
   [Benefit]             (54,555)    (196,140)   (119,327)   (126,618)        (496,640)

Income Taxes                  --           --      (7,631)     11,316  [A]      14,000
                                                               (3,685) [6]
                                                               14,000  [8]
                       ---------    ---------  ----------  ----------      -----------

  Net [Loss] Income    $ (54,555)   $(196,140) $ (111,696) $ (148,249)     $  (510,640)
                       =========    =========  ==========  ==========      ===========

Net [Loss] Per Share   $    (.05)                                          $      (.04)
                       =========                                           ===========

Weighted Average Number
  of Shares Outstanding1,064,005                                            14,014,005



See Notes to Pro Forma Combined Financial Statements.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


NOTES PRO FORMA COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
------------------------------------------------------------------------------



[A] Adjustment to include Conversion Services International, Inc. ["CSI"] revenue and expenses for the period January 1, 1998 through June 30, 1998 and to eliminate CSI revenue and expenses for the period January 1, 1997 through June 30, 1997.

[1] Adjustment to reflect the merger of Patra Capital, Ltd. ["Patra"] and Conversions Services International, Inc. ["CSI"]. The transaction is accounted for as a purchase. Total consideration of $12,298,885 consists of cash of $1,500,000 and notes of $8,500,000 discounted at 8% to $8,158,885 and 1.1 million shares of Elligent Consulting Group, Inc. ["Elligent"] common stock in connection with the CSI Acquisition with an approximate fair value of $2.64 million. The adjustment results in goodwill of $11,448,370.

     Up to approximately 354,000 additional shares of Elligent may be issued in connection with the transaction based on the security price of Elligent shares up to 90 days after the closing.

[2] Adjustment to reflect the merger of Elligent and Patra Acquisition, Inc. as a recapitalization reflected at historical cost. In the merger, all of the outstanding Patra Acquisition stock was exchanged for 12,950,000 shares of newly issued Elligent stock of which 1.1 million shares were issued in the Patra and CSI merger [See Note 1]. Pursuant to the merger, there are 14,544,225 common shares outstanding.

[3] To eliminate officers salaries on CSI in excess of $500,000 pursuant to employment contracts.

[4] To reflect the loan of the funds from the majority shareholder of Elligent to pay the $1.5 million cash portion of the purchase price.

[5] To reflect amortization of goodwill over 20 years on the straight-line method.

[6] To eliminate CSI income taxes.

[7] To reflect interest expense on notes payable in connection with the acquisition related debt.

[8] To reflect pro forma income taxes.


                        .   .   .   .   .   .   .   .   .

       HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                         (801) 532-2200
  Member of AICPA Division of Firms                    Fax (801) 532-7944
           Member of SECPS                        345 East 300 South, Suite 200
Member of Summit International Associates        Salt Lake City, Utah 84111-2693



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Elligent Consulting Group, Inc.

We have audited the balance sheet of Elligent Consulting Group, Inc., (a development stage company) as of July 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended July 31, 1998, for the period from July 31, 1996 (date of inception) through July 31, 1997 and cumulative from July 31, 1996 through July 31, 1998. These financial statements are the responsibility of management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elligent Consulting Group, Inc. as of July 31, 1998, and the results of its operations and its cash flows for the year ended July 31, 1998, for the period from July 31, 1996 (date of inception) through July 31, 1997 and cumulative from July 31, 1996 through July 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and has had negative cash flows from operating activities during the periods ended July 31, 1998 and 1997 which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
August 4, 1998

                         ELLIGENT CONSULTING GROUP, INC.
                          (FORMERLY ARENA GROUP, INC.)
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  JULY 31, 1998



                                     ASSETS


Current Assets
      Cash in bank                                         $  333,696
                                                           ----------

Total Assets                                               $  333,696
                                                           ==========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable                                           $      792
                                                           ----------

Total Current Liabilities                                         792

Stockholders' Equity
      Common stock-$0.001 par value; 50,000,000
         shares authorized; 1,594,225 shares issued
         and outstanding                                        1,594
Capital in excess of par value                                386,955
Deficit accumulated during the development stage              (55,645)
                                                           ----------

Total Stockholders' Equity                                    332,904

Total Liabilities and Stockholders' Equity                 $  333,696
                                                           ==========




   The accompanying notes are an integral part of these financial statements.

                         ELLIGENT CONSULTING GROUP, INC.
                          (FORMERLY ARENA GROUP, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                 Cumulative
                                                 For the Period     From
                                                  From July 31,  July 31, 1996
                                                  1996 (Date of   (Date of
                                   For the Year    Inception)     Inception)
                                   Ended July 31,   Through       Through
                                     1998         July 31, 1997  July 31, 1998
                                   ----------    -------------- -------------

Interest income                    $     3,226     $       --    $  3,226
                                   -----------      ----------   --------


General and administrative              57,781           1,090     58,871
                                   -----------     -----------   --------


Net Loss                           $   (54,555)    $    (1,090)  $(55,645)
                                   ===========     ===========   ========

Basic and Diluted Loss
 Per Share                         $     (0.06)    $     (0.01)  $  (0.06)
                                   ===========     ===========   ========

Weighted Average Number
  of Shares Outstanding              1,064,005         891,779    926,574
                                   ===========     ===========   ========




   The accompanying notes are an integral part of these financial statements.

                         ELLIGENT CONSULTING GROUP, INC.
                          (FORMERLY ARENA GROUP, INC.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                               Deficit
                                                              Accumulated
                                                Capital in     During the
                                    Common Stock               Excess of       Total
                                                              Development  Stockholders'
                                  Shares    Amount Par Value     Stage         Equity

Balance - July 31, 1996
   (Date of Inception)           779,940  $   780  $ (1,030)   $      --    $     (250)

Stock issued for cash;
   July 1997 - $0.07 per share   214,285      214    14,786           --       15,000

Net loss                              --       --        --       (1,090)      (1,090)
                                --------  -------  --------    ---------    ---------

Balance - July 31, 1997          994,225      994    13,756       (1,090)      13,660

Stock issued for services;
   January 1998 - $0.07 per
   share                         200,000      200    13,800           --       14,000

Stock issued for cash;
   June 1998 - $0.90 per share   400,000      400   359,399           --      359,799

Net loss                              --       --        --      (54,555)     (54,555)
                                --------  -------  --------    ---------    ---------

Balance - July 31, 1998        1,594,225 $ 1,594  $ 386,955    $ (55,645)   $ 332,904
                               ========= =======  =========    =========    =========



     The accompanying notes are an integral part of these financial statements.

                           ELLIGENT CONSULTING GROUP, INC.
                            (FORMERLY ARENA GROUP, INC.)
                            (A Development Stage Company)
                              STATEMENTS OF CASH FLOWS

                                                                             Cumulative
                                                             For the Period     From
                                                              From July 31,  July 31, 1996
                                                              1996 (Date of   (Date of
                                               For the Year    Inception)     Inception)
                                               Ended July 31,   Through       Through
                                                 1998         July 31, 1997  July 31, 1998
                                               ----------    -------------- -------------


Cash Flows From Operating Activities
     Net loss                                 $   (54,555)   $    (1,090)    $(55,645)
     Stock issued for services                     14,000            --        14,000
     Increase (decrease) in accounts payable          114            428          542
                                              -----------    -----------     --------

         Cash Used in Operating Activities        (40,441)          (662)     (41,103)
                                              -----------    -----------     --------

Cash Flows from Financing Activities
     Proceeds from issuance of common stock       359,799         15,000      374,799
                                              -----------    -----------     --------

       Cash Provided by Financing
        Activities                                359,799         15,000      374,799
                                              -----------    -----------     --------

Net Increase in Cash                              319,358         14,338      333,696

Cash at Beginning of Period                        14,338            --           --
                                              -----------    -----------     --------

Cash at End of Period                         $   333,696    $    14,338     $333,696
                                              ===========    ===========     ========




     The accompanying notes are an integral part of these financial statements.

                         ELLIGENT CONSULTING GROUP, INC.
                          (FORMERLY ARENA GROUP, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1-ACCOUNTING POLICIES AND OTHER DISCLOSURES

     Organization and Corporate History -- Elligent Consulting Group, Inc., (the "Company") was incorporated in February of 1987 under the laws of the state of Nevada as Coronado Ventures, Inc. During the period commencing in 1990 through 1992, the Company acquired Tahoeview Cablevision, Inc. ("Tahoe") and Weststar Group North ("North") and changed its name to Weststar Group, Inc. Subsequently, Tahoe and North became subject to a bankruptcy proceeding, which, on July 31, 1996, was concluded by an Order and Judgment from the Court regarding the Final Distribution of Proceeds of Sale of Assets by the Receiver. The Company was not named as a defendant in the bankruptcy and was not involved in any manner, except that it was the sole shareholder of Tahoe and North. On July 22, 1997, the name of the Company was changed to Arena Group, Inc., and on July 25, 1998, its name was changed to Elligent Consulting Group, Inc.

     The conclusion of the aforementioned proceedings resulted in the Company emerging without any business operations and being deemed to be a new entity for financial statement reporting purposes. As such, the Company is considered to be a development stage company. Pursuant to the order and Judgment of the Court, Tahoe and North were ordered dissolved and therefore, only the operations of the Company since July 31, 1996 (the "Date of Inception") are included in the accompanying financial statements.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and equity at the date of the financial statements and the amounts of expenses reported during the periods presented. Actual results could differ from those estimates.

     Business Condition -- The Company has incurred losses and has had negative cash flows from operating activities during the periods ended July 31, 1998 and 1997 which raise substantial doubt about its ability to continue as a going concern. Management plans to reorganize the Company with another enterprise as discussed further in Note 4.

     Financial Instruments -- The Company has established a policy to consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Income Taxes -- The Company has incurred no income tax liability for the year ended July 31, 1998 and through July 31, 1997. The Company recognizes a deferred tax asset or liability from temporary differences between the basis of assets and liabilities reported for financial statement purposes and federal income tax purposes, and for the effect of net operating loss carry forwards.

                         ELLIGENT CONSULTING GROUP, INC.
                          (FORMERLY ARENA GROUP, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

     Basic and Diluted Loss per Common Share -- During the year ended July 31, 1998, the Company adopted Statement of Financial Accounting Standards
     (SFAS) No. 128, Earnings Per Share. Under SFAS 128, loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution which could occur if all contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock. In the Company's present position, diluted loss per share is the same as basic loss per share. The effect of the new standard on prior years was immaterial; accordingly, prior periods have not been restated.

     New Accounting Standards -- The Financial Accounting Standard Board issued SFAS No. 129, Disclosures of Information About Capital Structure, SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information in 1997. These statements, which were effective for fiscal years beginning after December 15, 1997, had no impact on the accompanying financial statements. The Company adopted SFAS No. 128, Earnings Per Share, during the year ended July 31, 1998. In accordance with SFAS No. 128, both basic loss per share and diluted loss per share have been presented in the accompanying financial statements.

NOTE 2-COMMON STOCK

     During the year ended July 31, 1997, the Company issued 214,285 shares of its common stock to two affiliated individuals at a cash price of $0.07 per share. Cash of $15,000 was received for the stock.

     During the year ended July 31, 1998, the Company issued 400,000 shares of its common stock for cash to an affiliated individual. The shares were issued for cash at $0.90 per share, less certain incidental costs of $201. Net proceeds from the issuance were $359,799.

     On January 15, 1998, the Company agreed to issue 200,000 shares of common stock to an individual for services at $0.07 per share, which was the fair value of the stock on that date.

                         ELLIGENT CONSULTING GROUP, INC.
                          (FORMERLY ARENA GROUP, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3-INCOME TAXES

     The major components of the net deferred tax asset as of July 31, 1998 and 1997 were as follows:

                                                             1998
         Operating loss carryforwards                    $   18,335
         Valuation allowance                                (18,335)
                                                         ----------

         Net Deferred Tax Asset                          $       --
                                                         ==========

     During the year ended December 31, 1998, the valuation allowance increased by $17,964.

     The Company had operating loss carry forwards at July 31, 1998 of $53,926, which expire in the years 2012 through 2013, if unused. Under federal tax law, certain potential changes in ownership of the Company may operate to restrict future utilization of these carry forwards.

     The components of the provision for income taxes were immaterial for all periods presented. The following is a reconciliation of the income tax at the federal statutory tax rate of 34% with the provision for income taxes for the years ended July 31, 1998 and 1997:

                                                            1998         1997
                                                            ----         ----

      Income tax benefit at statutory rate               $ (18,279)   $    (371)
      Change in deferred tax asset valuation allowance      17,964          371
      Nondeductible expenses                                   315           --
                                                         ---------    ---------

      Provision for Income Taxes                         $      --    $      --
                                                         =========    =========

NOTE 4-POTENTIAL ACQUISITION [UNAUDITED]

     During 1998, the Company entered into a non-binding letter-of-intent with Patra Capital, Ltd., a Delaware corporation (" Patra") whereby a newly-formed, wholly-owned subsidiary of the Company intends to merge with and into Patra and the Company proposes to issue 12,950,000 shares of its restricted common stock to the current shareholders of Patra in exchange for all of the issued and outstanding common stock of Patra. At that time, management of Patra would become the management of the Company. The merger will likely be accounted for as a reorganization of Patra and the acquisition of the Company by Patra.

     Prior to the merger, Patra must complete a merger agreement with Conversion Services International, Inc. (CSI) wherein Patra plans to purchase all of the issued and outstanding shares of stock of CSI, as follows: $1,500,000 payable at closing; $1,000,000 payable within 45 days of the closing, $1,500,000 in cash or stock at the option of the Registrant on January 21, 1999, $3,750,000 on May 1, 1999, $2,250,000 on August 1, 1999.
     Additionally, Patra is to issue 1,100,000 shares of the Company's common stock to the current shareholders of CSI.

ELLIGENT CONSULTING GROUP, INC.
------------------------------------------------------------------------------


BALANCE SHEET AS OF OCTOBER 31, 1998
[UNAUDITED]
------------------------------------------------------------------------------




Assets:
Current Assets:
  Cash in Bank                                                     $    47,944
  Trade Accounts Receivable - Net of Allowance
   for Doubtful Accounts of $56,689                                  4,013,966
  Due from Related Parties                                             620,831
                                                                   -----------

  Total Current Assets                                               4,682,741

Property and Equipment - Net of Accumulated Depreciation
 of $596,847                                                           342,384

Goodwill - Net of Amortization of $151,173                          11,942,653

Other Assets                                                           154,926
                                                                   -----------

  Total Assets                                                     $17,122,704
                                                                   ===========

Liabilities and Stockholders' Equity:
Current Liabilities:
  Cash Overdraft                                                   $    82,055
  Bank Loans                                                         2,007,292
  Accounts Payable                                                   1,839,340
  Accrued Expenses and Other Liabilities                               381,926
  Notes Payable - Related Parties                                    8,268,890
  Deferred Taxes Payable                                               207,000
  Leases Payable - Current                                              50,173
  Due to Related Parties                                             1,528,623
                                                                   -----------

  Total Current Liabilities                                         14,365,299
                                                                   -----------

Long-Term Liabilities:
  Bank Loans - Long-Term                                                75,000
  Leases Payable - Long-Term                                           107,190
                                                                   -----------

  Total Long-Term Liabilities                                          182,190
                                                                   -----------

Commitment and Contingencies                                                --

Stockholders' Equity:
  Common Stock - $0.001 Par Value; 50,000,000 Shares Authorized
   14,544,225 Shares Issued and Outstanding                             14,544

  Capital in Excess of Par Value                                     3,014,005

  Accumulated Deficit                                                 (453,334)
                                                                   -----------

  Total Stockholders' Equity                                         2,575,215
                                                                   -----------

  Total Liabilities and Stockholders' Equity                       $17,122,704
                                                                   ===========
See Accompanying Notes to Consolidated Financial Statements.

ELLIGENT CONSULTING GROUP, INC.
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS
[UNAUDITED]
------------------------------------------------------------------------------



                                                          Three months ended
                                                              October 31,
                                                         1 9 9 8       1 9 9 7
                                                         -------       -------

Income:
  Revenue                                              $5,813,106   $        --
  Cost of Service                                       3,878,740            --
                                                       ----------   -----------

  Gross Profit                                          1,934,366            --
                                                       ----------   -----------

Cost and Expenses:
  General and Administrative                            1,808,311         6,848
  Depreciation                                             56,974            --
  Amortization of Goodwill                                151,173            --
                                                       ----------   -----------

  Total Cost and Expenses                               2,016,458         6,848
                                                       ----------   -----------

  Operating Loss                                          (82,092)       (6,848)

Other Expense:
  Interest                                               (224,484)           --
                                                       ----------   -----------

  Loss Before Income Taxes                               (306,576)       (6,848)

Income Tax Benefit                                        (62,000)           --
                                                       ----------   -----------

  Net Loss                                             $ (244,576)  $    (6,848)
                                                       ==========   ===========

  Basic and Diluted Loss Per Share                     $    (0.02)  $     (0.01)
                                                       ==========   ===========

  Weighted Average Number of Shares Outstanding        14,544,225       994,225
                                                       ==========   ===========



See Accompanying Notes to Consolidated Financial Statements.

ELLIGENT CONSULTING GROUP, INC.
------------------------------------------------------------------------------


STATEMENTS OF STOCKHOLDERS' EQUITY
[UNAUDITED]
------------------------------------------------------------------------------




                                                                Deficit
                                                              Accumulated
                                                  Capital in  During the    Total
                                  Common Stock    Excess of  Accumulated Stockholders'
                                Shares    Amount   Par Value    Deficit    Equity


  Balance - July 31, 1998     1,594,225 $  1,594  $ 386,955   $ (55,645) $  332,904

Common Stock Issued in
 Merger [11]                 12,950,000   12,950  2,627,050          --   2,640,000

Accumulated Deficit of
  Merged Company                     --       --         --    (153,113)   (153,113)

Net Loss for the Three Months
  Ended October 31, 1998             --       --         --    (244,576)   (244,576)
                              --------- --------  ---------   ---------  ----------

  Balance - October 31, 1998 14,544,225 $ 14,544  $3,014,005  $(453,334) $2,575,215
                             ========== ========  ==========  =========  ==========



See Accompanying Notes to Consolidated Financial Statements.

ELLIGENT CONSULTING GROUP, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
[UNAUDITED]
------------------------------------------------------------------------------



                                                          Three months ended
                                                              October 31,
                                                         1 9 9 8       1 9 9 7
                                                         -------       -------
Operating Activities:
  Net Loss                                             $ (244,576)  $    (6,848)
                                                       ----------   -----------
  Adjustments to reconcile Net Loss to
   Cash Provided by Operating Activities:
   Depreciation and Amortization                          208,147            --
   Deferred Income Taxes                                 (113,104)           --
   Imputed Interest                                       110,005            --

  Change in Assets and Liabilities:
   [Increase] Decrease in:
     Accounts Receivable                               (1,027,573)           --
     Other Assets                                         (48,567)           --
     Due from Related Parties                             (25,234)           --

   Increase [Decrease] in:
     Accounts Payable                                     259,563           367
     Accrued Expenses                                      88,364            --
     Due to Related Parties                              (201,265)           --
                                                       ----------   -----------

   Total Adjustments                                     (749,664)          367
                                                       ----------   -----------

  Net Cash - Operating Activities                        (994,240)       (6,481)
                                                       ----------   -----------

Investing Activities:
  Payments for Property and Equipment                     (29,442)           --
  Cost of Acquisition                                     (41,104)           --
                                                       ----------   -----------

  Net Cash - Investing Activities                         (70,546)           --
                                                       ----------   -----------

Financing Activities:
  Decrease in Cash Overdraft                              (17,106)           --
  Proceeds from Bank Loans                                815,000            --
  Payments on Bank Loans                                  (14,583)           --
  Payments on Capital Leases                               (4,277)           --
                                                       ----------   -----------

  Net Cash - Financing Activities                         779,034            --
                                                       ----------   -----------

  Net Decrease in Cash                                   (285,752)       (6,481)

Cash -Beginning of Years                                  333,696        14,338
                                                       ----------   -----------

  Cash - End of Years                                  $   47,944   $     7,857
                                                       ==========   ===========



See Accompanying Notes to Consolidated Financial Statements.

ELLIGENT CONSULTING GROUP, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
[UNAUDITED]
------------------------------------------------------------------------------



                                                              Years ended
                                                              October 31,
                                                         1 9 9 8       1 9 9 7
                                                         -------       -------

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
   Interest                                            $  114,479   $        --
   Income Taxes                                        $       --   $        --

Supplemental Schedule of Non-Cash Investing and Financing Activities:
  During the three months ended October 31, 1998, the Company acquired all of the outstanding common stock of Patra Capital in exchange for 12,950,000 shares of its common stock.

  During the three months ended October 31, 1998, Patra Capital acquired all of the outstanding common stock of CSI in exchange for 1,100,000 shares of Elligent common stock, notes payable of $8,500,000, with a discounted value of $8,158,885, and $1,500,000, which was paid by a stockholder of the Company and related companies owned or controlled by a principal stockholder of the Company.

  During the three months ended October 31, 1998, and 1997, the Company entered into capital leases for $113,154, and $-0-, respectively.





See Accompanying Notes to Consolidated Financial Statements.

ELLIGENT CONSULTING GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------



NOTE 1-ORGANIZATION AND CORPORATE HISTORY

Elligent Consulting Group, Inc., (the "Company") was incorporated in February of 1987 under the laws of the state of Nevada as Coronado Ventures, Inc. During the period commencing in 1990 through 1992, the Company acquired Tahoeview Cablevision, Inc. ("Tahoe") and Weststar Group North ("North") and changed its name to Weststar Group, Inc. Subsequently, Tahoe and North became subject to a bankruptcy proceeding, which, on July 31, 1996, was concluded by an Order and Judgment from the Court regarding the Final Distribution of Proceeds of Sale of Assets by the Receiver. The Company was not named as a defendant in the bankruptcy and was not involved in any manner, except that it was the sole shareholder of Tahoe and North. The conclusion of the aforementioned proceedings resulted in the Company emerging without any business operations and being deemed to be a new entity for financial statement reporting purposes. Pursuant to the order and Judgment of the Court, Tahoe and North were ordered dissolved and therefore, only the operations of the Company since July 31, 1996 (the "Date of Inception"), are included in the accompanying financial statements.

In July of 1997, the Company changed its name to Arena Group, Inc. and two shareholders of the Registrant, Lloyd T. Rochford and Denny W. Nestripke, were elected as directors, with the express purpose of locating a business venture with which the Registrant could enter into a Reorganization. On July 23, 1998, the Registrant, through its wholly owned subsidiary Patra Acquisition, Inc., a Delaware corporation ("Patra Acquisition"), entered into a Non-Binding Letter of Intent (the "Letter of Intent") with Patra Capital Ltd., a Delaware corporation ("Patra Capital"). The Letter of Intent provided for the execution of a definitive merger agreement (the "Merger Agreement"). Pursuant to the Merger Agreement, Patra Capital merged with Patra Acquisition and Patra Capital, the surviving corporation of the merger, became a wholly owned subsidiary of the Registrant (the "Reorganization"). As part of the Reorganization, the Registrant changed its name to Elligent Consulting Group, Inc. on July 31, 1998.

On September 21, 1998, effective August 1, 1998, for accounting purposes, the Company through its wholly owned subsidiary, Patra Capital, purchased Conversion Services International, Inc. ("CSI"). The operations of CSI are included in the Company's results of operations commencing on August 1, 1998. In connection with the acquisition of CSI, CSI's shareholders signed employment agreements with the Company for three years.

NOTE 2-BASIS OF PRESENTATION

In the opinion of the Company, the accompanying unaudited interim consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary make the interim financial statements not misleading The financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for quarterly reports on Form 10-QSB and do not include all of the information and note disclosures required by generally accepted accounting principles.

It is suggested that these financial statements be read in conjunction with the audited financial statements and notes for the fiscal year ended July 31, 1998, included in the Elligent Consulting Group, Inc. Form 10-KSB.

The Company was deemed to be a new entity for financial statement reporting purposes on July 31, 1996 [See Note 1] and was in the development stage through July 31, 1998. The three months ended October 31, 1998 is the first period during which it is considered an operating company.

ELLIGENT CONSULTING GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER
DISCLOSURES

Principles of Consolidation -- The accompanying unaudited consolidated financial statements include the accounts of Elligent Consulting Group, Inc., and its wholly owned subsidiary, Conversion Services International, Inc. ("CSI"). All significant intercompany balances and transactions have been eliminated in the consolidation.

Property and Equipment -- Property and equipment are stated at cost less accumulated depreciation and amortization and includes equipment held under capital lease agreements. Depreciation and amortization, which includes amortization of leased equipment, are computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful lives range from 3 to 5 years as follows:

      Furniture and fixtures                     5 years
      Computers and technological equipment      3 years

Revenue recognition -- The Company records revenue as services are provided to its customers by its personnel (employees and consultants).

Income Taxes -- Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ["SFAS"] No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Concentration of Credit Risk -- The Company extends credit to customers which results in accounts receivable arising from its normal business activities. It routinely assesses the financial strength of its customers and based upon factors surrounding their credit risk believes that its accounts receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near future. The Company's largest 5 clients, when combined, account for 41% of total revenues and 56% of accounts receivable. The Company's largest client accounts for 26% of the total revenues and 36% of accounts receivable.

Basic and Diluted Loss per Common Share -- During the year ended July 31, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. Under SFAS 128, loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution which could occur if all contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock. In the Company's present position, diluted loss per share is the same as basic loss per share. The effect of the new standard on prior years was immaterial; accordingly, prior periods have not been restated.

ELLIGENT CONSULTING GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------



NOTE 4-INTERIM RESULTS

The results of operations for the three months ended October 31, 1998, are not necessarily indicative of the results to be expected for the year ending July 31, 1999.

NOTE 5-DUE FROM RELATED PARTIES

Due from related parties includes amounts due from the shareholders of CSI and an entity wholly owned by a major stockholder. Repayment terms have not been established. These amounts will be received during 1999.

NOTE 6-BANK LOANS

Bank loans include the outstanding amount of a revolving line of credit through Summit Bank ("Summit"), in New Jersey, that is used to finance the Company's accounts receivable. The line of credit is limited to the lesser of $1,850,000 or 80% of eligible receivables under 90 days aged. Interest is payable on the outstanding balance under this line of credit at the rate of 1.50% above Summit's prime rate. At December 8, 1998, Summit's prime rate was 7.75%. There was a balance of $1,850,000 outstanding under this line of credit as of October 31, 1998. The line is collateralized by accounts receivable and equipment and is due on January 1, 1999.

Additional debt consists of installment loans at interest rates ranging from 10% to !0.50% due through April 2001.

NOTE 7-NOTES PAYABLE--Related Parties

Notes payable--related parties represent amounts due to the Stockholders of CSI as a result of its acquisition by Patra Capital. Total notes payable as of October 31, 1998, are $8,500,000, with a discounted value of $8,268,890. The payments are due as follows:

                 $1,000,000       November 24, 1998
                 $1,500,000       January 21, 1999 (payable in cash or stock at
                                  the option of the Company)
                 $3,750,000       May 1, 1999
                 $2,250,000       August 1, 1999

Interest at 8% is payable on the November 24th and January 21st payments. The final two payments bear no interest. The principal value of the last two installments has been discounted at the rate of 8%.

NOTE 8-DUE TO RELATED PARTIES

Amounts due to related parties consist of $1.1 million due to a principal stockholder of the Company and $400,000 due to related entities owned or controlled by a principal stockholder of the Company. These amounts are not subject to any pre-specified repayment schedule and are not interest bearing liabilities.

NOTE 9-COMMON STOCK

Pursuant to a reorganization and acquisition of Patra Capital and Conversion Services International, Inc. ("CSI"), effective as of August 1, 1998, the Company issued 12,950,000 additional common shares. There are now 14,544,225 shares issued and outstanding and 50,000,000 shares authorized.

ELLIGENT CONSULTING GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------



NOTE 10-INCOME TAXES

The major components of the net deferred liability as of October 31, 1998, are as follows:

Deferred Tax Assets:
  Net Operating Loss Carryforward           $  124,800
  Cash Basis Tax Accounting Asset              112,200
                                            ----------

  Total                                        237,000

Cash Basis Tax Accounting Liability            444,000

  Net Deferred Tax Liability                $  207,000
  --------------------------                ==========

The Company had operating loss carry forwards at July 31, 1998, of $53,926, which expire in the years 2012 through 2013, if unused. Under federal tax law, certain potential changes in ownership of the Company may operate to restrict future utilization of these carry forwards.

NOTE 11-REORGANIZATION AND ACQUISITIONS

On July 23, 1998, the Registrant, through its wholly owned subsidiary Patra Acquisition, Inc., a Delaware corporation ("Patra Acquisition"), entered into a Non-Binding Letter of Intent (the "Letter of Intent") with Patra Capital Ltd., a Delaware corporation ("Patra Capital"). The Letter of Intent provided for the execution of a definitive merger agreement (the "Merger Agreement"). Pursuant to the Merger Agreement, Patra Capital merged with Patra Acquisition and Patra Capital, the surviving corporation of the merger, became a wholly owned subsidiary of the Registrant (the "Reorganization"). As part of the Reorganization, the Registrant changed its name to Elligent Consulting Group, Inc. on July 31, 1998. On September 3, 1998, with an effective date of August 1, 1998, for accounting purposes, the Registrant issued 12,950,000 shares of its restricted common stock to the then current shareholders of Patra Capital in exchange for all of the issued and outstanding common stock of Patra Capital. At that time, the management of Patra Capital became the management of the Company. The merger was accounted for as a Recapitalization of the Company.

On September 21, 1998, effective August 1, 1998, for accounting purposes, the Company through its wholly owned subsidiary, Patra Capital, purchased Conversion Services International, Inc. ("CSI"). The operations of CSI are included in the Company's results of operations commencing on August 1, 1998. In connection with the acquisition of CSI, CSI's shareholders signed employment agreements with the Company for three years.

The purchase price was $12,298,885 consisting of 1,100,000 shares of the Company's common stock (valued at $2,640,000), cash payments of $1,500,000 delivered at the closing and notes payable of $8,500,000, with a discounted value of $8,158,885. Interest at 8% is payable on the November 24th and January 21st payments. The final two payments bear no interest. The payments are due as follows:

              $1,000,000        November 24, 1998
              $1,500,000        January 21, 1999 (payable in cash or stock at
                                the option of the Company)
              $3,750,000        May 1, 1999
              $2,250,000        August 1, 1999

Goodwill of $12,093,826 will be amortized over 20 years under the straight line method.

ELLIGENT CONSULTING GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #5
------------------------------------------------------------------------------


NOTE 11-REORGANIZATION AND ACQUISITIONS [CONTINUED]

CSI has been in the business of providing information technology consulting services for approximately nine years. CSI provides high-end project management, applications implementation, data warehousing, consulting, Internet and information technology ("IT") staffing services. CSI has recently expanded its operation to accommodate additional consultant/employees and new in-house training facilities. CSI currently has approximately 180 employees and consultants, and expects that number to increase as its business grows.

NOTE 12-NEW AUTHORITATIVE PRONOUNCEMENTS

The Financial Accounting Standard Board ["FASB"] has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and how it is designated, for example, gain or losses related to changes in the fair value of a derivative not designated as a hedging instrument is recognized in earnings in the period of the change, while certain types of hedges may be initially reported as a component of other comprehensive income [outside earnings] until the consummation of the underlying transaction.

SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of SFAS No. 133 should be as of the beginning of a fiscal quarter, on that date, hedging relationships must be designated anew and documented pursuant to the provisions of SFAS No. 133. Earlier application of all of the provisions of SFAS No. 133 is encouraged, but it is permitted only as of the beginning of any fiscal quarter. SFAS No. 133 is not to be applied retroactively to financial statements of prior periods. The Company does not currently have any derivative instruments and is not currently engaged in any hedging activities.

NOTE 13--COMMITMENTS AND CONTINGENCIES

Letter of Credit - The Company is committed under an outstanding letter of credit with a bank to secure the security deposit on the new office space, in the amount of $291,657, which expires November 1999. The agreement will automatically extend for additional one year periods with a final expiration date of November 2003.

NOTE 14-SUBSEQUENT EVENT

In November 1998, the Company issued stock options to acquire 92,000 shares of common stock to employees of CSI.


                         .   .   .   .   .   .   .   .   .

                           INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of Elligent Consulting Group, Inc.
  New York, New York



            We have audited the accompanying combined balance sheets of Conversion Services International, Inc. and its affiliate as of December 31, 1997 and 1996, and the related combined statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Conversion Services International, Inc. and its affiliate as of December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.








                                                MOORE STEPHENS, P. C.
                                                Certified Public Accountants.

Cranford, New Jersey
June 9, 1998, except as
to Note 11 for which the date is
September  21, 1998 and except as to
Note 6 for which the date is October 5, 1998

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED BALANCE SHEETS
------------------------------------------------------------------------------

                                               June 30,          December 31,
                                               --------          ------------
                                                1 9 9 8      1 9 9 7       1 9 9 6
                                                -------      -------       -------
                                              [Unaudited]
Assets:
Current Assets:
  Cash                                       $     7,780   $    2,626   $     7,141
  Accounts Receivable, Less Allowance
   for Doubtful Accounts of $33,200 and $-0-
   at December 31, 1997and 1996,
   Respectively                                2,777,068    2,293,698     1,329,075
  Due from Stockholders                          321,981      378,021       485,835
  Due from Employees                              25,356       29,106         8,550
  Other Current Assets                               915          915         2,750
                                             -----------   ----------   -----------

  Total Current Assets                         3,133,100    2,704,366     1,833,351
                                             -----------   ----------   -----------

Property and Equipment - Net                     344,542      276,449       271,764
                                             -----------   ----------   -----------

Other Assets:
  Due from Stockholders                          250,000      250,000            --
  Other                                           14,893       14,893        14,141
                                             -----------   ----------   -----------

  Total Other Assets                             264,893      264,893        14,141
                                             -----------   ----------   -----------

  Total Assets                               $ 3,742,535   $3,245,708   $ 2,119,256
                                             ===========   ==========   ===========

Liabilities and Stockholders' Equity:
Current Liabilities:
  Cash Overdraft                             $    67,252   $   98,357   $     4,170
  Accounts Payable                             1,272,003    1,077,144       384,876
  Accrued Expenses                               177,333      149,992        48,008
  Deferred State Taxes                            51,104       36,904        54,565
  Notes and Leases Payable - Current           1,212,160    1,003,402       558,269
                                             -----------   ----------   -----------

  Total Current Liabilities                    2,779,852    2,365,799     1,049,888
                                             -----------   ----------   -----------

Notes and Leases Payable                         112,168      143,214       205,977
                                             -----------   ----------   -----------

Commitments and Contingencies                         --           --            --
                                             -----------   ----------   -----------

Stockholders' Equity:
  Common Stock of CSI - No Par Value,
  3,000 Shares Authorized; 1,000 Shares
  Issued and Outstanding                             100          100           100

  Common Stock of Doorways, Inc. - No
   Par Value, 3,000 Shares Authorized;
   1,000 Shares Issued and Outstanding             1,000        1,000         1,000

  Retained Earnings                              850,415      736,595       863,291

  Stock Subscription - Doorways, Inc.             (1,000)      (1,000)       (1,000)
                                             -----------   ----------   -----------

  Total Stockholders' Equity                     850,515      736,695       863,391
                                             -----------   ----------   -----------

  Total Liabilities and Stockholders' Equity $ 3,742,535   $3,245,708   $ 2,119,256
                                             ===========   ==========   ===========
See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------



                           Six months ended             Y e a r s  e n d e d
                               June 30,                 D e c e m b e r  31,
                           1 9 9 8    1 9 9 7     1 9 9 7    1 9 9 6       1 9 9 5
                           -------    -------     -------    -------       -------
                         [Unaudited][Unaudited]

Revenue                 $9,860,282  $5,377,386 $13,246,763 $9,305,906   $ 6,341,573

Cost of Revenue          6,311,693  3,061,143   8,142,709   4,776,864     3,908,404
                        ----------  ---------  ----------  ----------   -----------

  Gross Profit           3,548,589  2,316,243   5,104,054   4,529,042     2,433,169

Operating Expenses       3,343,578  2,419,510   5,190,326   4,115,967     2,279,562
                        ----------  ---------  ----------  ----------   -----------

  Operating Income [Loss]  205,011   (103,267)    (86,272)    413,075       153,607
                          --------  ---------  ----------  ----------   -----------

Other Revenue and
  [Expenses]:
  Interest Income -
   Stockholder Loans        28,917     27,303      54,014      25,812        27,292
  Interest Expense         (79,755)   (31,432)    (87,069)    (33,730)      (39,279)
  Other                         --         --          --     (15,888)           --
                        ----------  ---------  ----------  ----------   -----------

  Total Other [Expenses]   (50,838)    (4,129)    (33,055)    (23,806)      (11,987)
                        ----------  ---------  ----------  ----------   -----------

  Income [Loss] Before
   State Income Taxes
   [Benefit]               154,173   (107,396)   (119,327)    389,269       141,620

State Income Taxes
  [Benefit]                 18,798     (7,518)     (7,631)     33,040         9,722
                        ----------  ---------  ----------  ----------   -----------

  Net Income [Loss]     $  135,375  $ (99,878) $ (111,696) $  356,229   $   131,898
                        ==========  =========  ==========  ==========   ===========



See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------




                                                                  Doorways,
                            CSI         Doorways, Inc.               Inc.        Total
                        Common Stock    Common Stock  Retained     Stock      Stockholders'
                      Shares  Amount   Shares   Amount  Earnings Subscription    Equity

Balance - December 31,
  1994                  1,000 $   100   1,000  $ 1,000 $454,694  $ (1,000)     $454,794

  Distributions            --      --      --       --  (53,000)       --       (53,000)

  Net Income for the year
   ended December 31,
   1995                    --      --      --       --  131,898        --       131,898
                       ------ -------  ------  ------- --------  --------      --------

Balance - December 31,
  1995                  1,000     100   1,000    1,000  533,592    (1,000)      533,692

  Distributions            --      --      --       --  (26,530)       --       (26,530)

  Net Income for the year
   ended December 31,
   1996                    --      --      --       --  356,229        --       356,229
                       ------ -------  ------  ------- --------  --------      --------

Balance - December 31,
  1996                  1,000     100   1,000    1,000  863,291    (1,000)      863,391

  Distributions            --      --      --       --  (15,000)       --       (15,000)

  Net [Loss] for the year
   ended December 31,
   1997                    --      --      --       -- (111,696)       --      (111,696)
                       ------ -------  ------  ------- --------  --------      --------

  Balance - December 31,
   1997                 1,000     100   1,000    1,000  736,595    (1,000)      736,695

  Distributions            --      --      --       --  (21,555)       --       (21,555)

  Net Income for the six
   months ended June 30,
   1998                    --      --      --       --  135,375        --       135,375
                       ------ -------  ------  ------- --------  --------      --------

  Balance - June 30, 1998
   [Unaudited]          1,000 $   100   1,000  $ 1,000 $850,415  $ (1,000)     $850,515
                       ====== =======  ======  ======= ========  ========      ========





See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------


                                    Six months ended             Y e a r s  e n d e d
                                        June 30,                 D e c e m b e r  31,
                                    1 9 9 8    1 9 9 7     1 9 9 7     1 9 9 6      1 9 9 5
                                    -------    -------     -------     -------      -------
                                  [Unaudited][Unaudited]
Operating Activities:
 Net Income [Loss]               $   135,375 $   35,122 $  (111,696)$   356,229   $  131,898
 Adjustments to Reconcile Net
   Income [Loss] to Net Cash
   [Used for] Provided by
   Operating Activities:
   Depreciation and Amortization      85,255     69,210     135,424      86,142       39,169
   Loss on Disposal of Assets             --         --          --         840           --
   Loss on Investment                     --         --          --      15,048           --
   Provision for Bad Debts                --      7,200      33,232       5,250       21,530
   Officers Salaries                 100,000         --          --          --           --
                                 ----------- ---------- ----------- -----------   ----------

   Net Income Adjusted for
    Noncash Items                    320,630    111,532      56,960     463,509      192,597

 Changes in Operating Assets
   and Liabilities:
   [Increase] Decrease in:
    Accounts Receivable             (483,370)  (196,616)   (997,855)   (463,295)    (282,486)
    Other Current Assets                  --     (6,600)      1,835      (2,750)          --
    Due from Employees                 3,750    (10,000)    (20,556)     28,086      (12,750)
    Other Assets                          --        274        (752)     (3,029)      (1,651)

   [Increase] Decrease in:
    Accounts Payable                 194,859    160,104     692,268     (12,631)     193,258
    Accrued Expenses                  27,341    (25,992)    101,984      21,306       26,576
    Deferred Taxes                    14,200      6,027     (17,661)     28,278        3,761
                                 ----------- ---------- ----------- -----------   ----------

 Net Cash - Operating
   Activities - Forward               77,410     38,729    (183,777)     59,474      119,305
                                 ----------- ---------- ----------- -----------   ----------

Investing Activities:
 Loans to Stockholders               (43,960)  (177,762)   (157,186)   (116,837)    (359,111)
 Purchase of Property and
   Equipment                        (153,348)   (70,313)   (132,819)   (231,108)     (40,717)
 Proceeds on Sale of
   Equipment                              --         --          --         965           --
 Payment for Investment                   --         --          --     (18,750)          --
 Distribution from Investment             --         --          --       3,530           --
                                 ----------  ---------- ----------- -----------   ----------

 Net Cash - Investing
   Activities - Forward          $  (197,308)$ (248,075)$  (290,005)$  (362,200)  $ (399,828)

See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------



                                    Six months ended             Y e a r s  e n d e d
                                        June 30,                 D e c e m b e r  31,
                                    1 9 9 8    1 9 9 7     1 9 9 7     1 9 9 6      1 9 9 5
                                    -------    -------     -------     -------      -------
                                  [Unaudited][Unaudited]
 Net Cash - Operating
   Activities - Forwarded         $    77,410 $   38,729 $  (183,777)$    59,474   $  119,305
                                  ----------- ---------- ----------- -----------   ----------

 Net Cash - Investing
   Activities - Forwarded            (197,308)  (248,075)   (290,005)   (362,200)    (399,828)
                                  ----------- ---------- ----------- -----------   ----------

Financing Activities:
 Cash Overdraft                       (31,105)    92,477      94,187       4,170           --
 Proceeds on Borrowings on
   Notes Payable                      810,000    150,000     445,000     355,000      375,000
 Principal Payments on Notes
   and Leases Payable                (632,288)   (29,588)    (69,920)    (35,989)     (29,718)
 Distributions to Stockholders        (21,555)        --          --     (26,530)     (53,000)
                                  ----------- ---------- ----------- -----------   ----------

 Net Cash - Financing
   Activities                         125,052    212,889     469,267     296,651      292,282
                                  ----------- ---------- ----------- -----------   ----------

 Net Increase [Decrease]
   in Cash                              5,154      3,543      (4,515)     (6,075)      11,759

Cash - Beginning of Periods             2,626      7,141       7,141      13,216        1,457
                                  ----------- ---------- ----------- -----------   ----------

 Cash - End of Periods            $     7,780 $   10,684 $     2,626 $     7,141   $   13,216
                                  =========== ========== =========== ===========   ==========

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the periods for:
   Interest                       $    79,755 $   31,432 $    87,069 $    33,730   $   39,279
   Income Taxes                   $        -- $       -- $     8,713 $     8,638   $    1,684

Supplemental Schedule of Noncash Investing and Financing Activities:
 The Company entered into capital leases for $7,290, $41,107 and $-0- during 1997, 1996 and 1995, respectively.

 During 1997, $15,000 of distributions were credited to amounts due from stockholders.

See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[1] Summary of Significant Accounting Policies

[A] Organization and Business - Conversion Services International, Inc. ["CSI"] was incorporated on February 1, 1990. CSI and Doorways, Inc. [together the "Company"] are principally engaged in the information technology services industry. The Company provides consulting, professional services, systems integration and software development, on credit, to its customers principally located in New Jersey and New York.

The accompanying  combined financial  statements include the accounts of CSI and
Doorways,   Inc.  which  is  owned  by  a  principal  shareholder  of  CSI.  All intercompany transactions and balances have been eliminated.

[B] Revenue Recognition - Revenue from consulting and professional services are recognized at the time the services are provided. Revenue from systems integration and software development are recognized based on the terms of the contracts. Revenue under maintenance contracts is recognized ratably over the life of the contract.

[C] Property and Equipment and Depreciation and Amortization - Property and equipment are stated at cost, less accumulated depreciation and amortization, and includes equipment held under capital lease agreements. Depreciation, which includes amortization of leased equipment, is computed principally by the double declining balance method and is based on the estimated useful lives of the various assets ranging from three to seven years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

[D] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

[E] Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers, based upon factors surrounding their credit risk, establishes an allowance for uncollectible accounts, and as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company places its cash with a high credit quality financial institution. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company had $-0-and $97,626 as of December 31, 1997 and 1996, respectively, with a financial institution subject to credit risk beyond the insured amount. The Company has not experienced any losses in such accounts. The Company does not require collateral or other security to support financial instruments subject to credit risk.

Customers accounting for 10% or more of revenue in 1997, 1996 and 1995 are as follows:

                                                 1 9 9 7     1 9 9 6    1 9 9 5
                                                 -------     -------    -------

Customer A                                    $3,481,075 $        -- $        --
Customer B                                    $       -- $ 1,449,452 $        --
Customer C                                    $       -- $ 1,112,968 $        --
Customer D                                    $       -- $   912,136 $   784,478
Customer E                                    $       -- $        -- $   988,088

The above customers comprised 24% and 26% of accounts receivable at December 31, 1997 and 1996, respectively. Additionally, 1 and 2 customers, who are not considered significant customers based on the volume of revenue, represent 10% and 27% of accounts receivable at December 31, 1997 and 1996, respectively.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



[1] Summary of Significant Accounting Policies [Continued]

[F]  Advertising  -  The  Company  expenses   advertising   costs  as  incurred.
Advertising costs amounted to approximately $88,000, $68,000 and $22,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

[G] Income Taxes - The Company, with consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company has also elected under state law to be an S corporation. However, the Company is subject to some state corporation income taxes.

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ["SFAS"] No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

[H] Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The Company has no cash equivalents at December 31, 1997 and 1996.

[2] Property and Equipment and Depreciation and Amortization

Property and equipment and accumulated depreciation and amortization as of December 31, 1997 and 1996 are as follows:

                                                 1 9 9 7     1 9 9 6
                                                 -------     -------

Computers and Equipment                        $  513,767  $  380,948
Furniture and Fixtures                             30,161      30,161
Property Held Under Capital Lease                  48,447      41,157
                                               ----------  ----------

Totals                                            592,375     452,266
Less: Accumulated Depreciation and Amortization   315,926     180,502

  Property and Equipment - Net                 $  276,449  $  271,764
  ----------------------------                 ==========  ==========

Depreciation expense was $135,424,  $86,142 and $39,169 for 1997, 1996 and 1995,
respectively.

For property held under capital leases, amortization expense, which is included in depreciation expense, for the years ended December 31, 1997, 1996 and 1995 was $14,628, $8,231 and $1,415, respectively, and accumulated amortization was $22,859 and $8,231 at December 31, 1997 and 1996, respectively.

[3] Related Party Transactions - Due From Stockholders

The amounts due from stockholders of $628,021 and $485,835 at December 31, 1997 and 1996, respectively, consists of loans receivable from stockholders of the Company. The loans are due on demand and include interest at prime plus 1.5%. At December 31, 1997 and 1996, the prime rate was 8.50% and 8.25%, respectively. Interest income on stockholders loans amounted to $54,014, $25,812 and $27,292 for 1997, 1996 and 1995, respectively.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------


[4] Due From Employees

The amounts due from employees of $29,106 and $8,550 at December 31, 1997 and 1996, respectively, consist of loans and advances which are non-interest bearing and have no stated terms of repayment.

[5] Employee Benefit Plan

The Company adopted a pension plan pursuant to Section 401 [K] of the Internal Revenue Code, that covers substantially all employees. Eligible employees may contribute on a tax deferred basis a percentage of compensation up to the maximum allowable amount. Employee contributions vest immediately. The Plan does not require a matching contribution by the Company. The Company's contributions to the Plan [which were charged to operations] were $17,690, $25,000, and $40,000 in 1997, 1996 and 1995, respectively. The Company's contributions vest in 20% increments annually, beginning with 2 years of service, until fully vested after six years of service.

[6] Long-Term Debt and Capital Leases

Long-term debt at December 31, 1997 and 1996 consisted of the following:
                                                             1 9 9 7    1 9 9 6

Revolving line of credit                                 $   925,000 $   480,000

Note payable to a bank in monthly installments of
  $4,167, including interest at the bank's prime rate
  plus 2%, due March 2001.  The note is collateralized
  by equipment.                                              162,500     200,000

Note payable to a bank in monthly installments of $1,042
  including interest at the bank's prime rate plus 2.5%,
  due March 1999.  The note is collateralized by
  equipment.                                                  15,625      28,125

Note payable to a bank in monthly installments of $520
  including interest at the bank's prime rate plus 2.5%,
  due March 1998.  The note is collateralized by
  equipment.                                                   1,600       7,840

Note payable to a bank in monthly installments of $4,167
  including interest at the bank's prime rate plus 2.5%,
  due September 1997.  The note is collateralized by
  equipment.                                                      --       9,375

Obligations under capital leases, collateralized by
 equipment originally costing $48,447, payable in various
 monthly installments including interest at various
  rates from 14.75% to 20.93% through 2000.                   41,891      38,906
                                                         ----------- -----------
  Totals                                                   1,146,616     764,246
  Less: Current Portion                                    1,003,402     558,269
                                                         ----------- -----------

  Totals                                                 $   143,214 $   205,977
  ------                                                 =========== ===========

The revolving line of credit due April 30, 1998 bears interest at the bank's prime rate plus 1.5% payable monthly. The Company may borrow the lesser of 80% of eligible accounts receivable less than 90 days or $1,500,000. At December 31, 1997, the Company had approximately $532,000 in available credit under this line. Based on the terms of the agreement, the line is collateralized by accounts receivable and equipment. At December 31, 1997, the line of credit was in default pursuant to certain debt covenants. The line is classified as a current liability. On October 5, 1998, the bank waived the defaulted covenants and extended the revolving line of credit until January 1, 1999.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------



[6] Long-Term Debt and Capital Leases [Continued]

The prime rate at December 31, 1997 and 1996 was 8.50% and 8.25%, respectively. At December 31, 1997 and 1996, the weighted average interest rate on short-term borrowings was 10.50% and 10.25%, respectively.

The following schedule shows the future maturities of long-term debt exclusive of capital leases:

Years ended
December 31,
   1998                                                  $   989,100
   1999                                                       53,125
   2000                                                       50,000
   2001                                                       12,500
                                                         -----------

   Total                                                 $ 1,104,725
   -----                                                 ===========

The Company leases property under capital leases. The following schedule shows the minimum lease payments under capital lease as of December 31, 1997:

Years ended
December 31,
   1998                                                  $    19,852
   1999                                                       17,975
   2000                                                       13,781
                                                         -----------

   Total                                                      51,608
   Less: Amount Representing Interest                          9,717

   Total                                                      41,891
   Less: Current Portion                                      14,302

     Long-Term Portion                                   $    27,589
     -----------------                                   ===========

[7] Commitments and Contingencies

Leases - The Company leases office space under an operating lease, as amended, which expires in June of 1999. In February 1998, the Company moved its offices to a new location. Additional rent expense in the amount of $94,294 has been accrued for 1997, which represents the remainder of the lease payments due under the old lease through June of 1999. The liability is included in accrued expenses.

The Company had leased additional office space pursuant to a one year lease which expired in May 1997.


In November 1997, the Company entered into a commitment to lease new office space commencing February 1998 and expiring January 2003. The lease contains provisions for the lease of additional office space for a five year term commencing upon the completion of renovations to the initial space. The lease contains an option to renew both spaces for a term of five years. In addition to minimum rentals, the Company is liable for contingent rentals based on its proportionate share of real estate taxes and operating expenses, as defined.

The Company was committed under an operating lease for an automobile which expired May 1997.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #5
------------------------------------------------------------------------------



[7] Commitments and Contingencies [Continued]

Leases [Continued] - Minimum annual rentals under the leases are as follows:

Year Ended
December 31,
   1998                                                  $   194,778
   1999                                                      290,267
   2000                                                      256,750
   2001                                                      256,750
   2002                                                      256,750
   Thereafter                                                122,749
                                                         -----------

     Total                                               $ 1,378,044
     -----                                               ===========

Total rent expense, including automobile rental, was $93,248, $92,723 and $71,886 for the years ended December 31, 1997, 1996 and 1995, respectively.

Letter of Credit - The Company is committed under an outstanding letter of credit with a bank to secure the security deposit on the new office space, in the amount of $167,344, which expires November 1998. The agreement will automatically extend for additional one year periods with a final expiration date of November 2003.

[8] Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments are as follows:

                                        1 9 9 7                 1 9 9 6
                                        -------                 -------
                                 Carrying      Fair      Carrying      Fair
                                  Amount       Value      Amount       Value

Notes Payable - Long-Term       $ (115,625) $ (115,625) $ (179,715) $ (179,715)

In assessing the fair value of these financial instruments, the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, due from related parties, and debt maturing within one year, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of the notes payable long-term is based on current rates at which the Company could borrow funds with similar remaining maturities.

[9] State Income Taxes [Benefit]

The state income tax provision [benefit] consists of the following:

                                                 1 9 9 7     1 9 9 6    1 9 9 5
                                                 -------     -------    -------

Current                                       $   (1,157)$     6,080 $     7,062
Deferred                                          (6,474)     26,960       2,660
                                              ---------- ----------- -----------

  Income Tax Provision [Benefit]              $   (7,631)$    33,040 $     9,722
  ------------------------------              ========== =========== ===========

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #6
------------------------------------------------------------------------------


[9] State Income Taxes [Benefit][Continued]

Deferred tax liabilities was made up of the following at December 31, 1997 and 1996:

                                                             1 9 9 7    1 9 9 6
                                                             -------    -------

Deferred Tax Asset:
  Cash Basis Adjustments                                 $    41,555 $    25,443
                                                         ----------- -----------

Deferred Tax Liabilities:
  Cash Basis Adjustments                                      77,672      78,117
  Excess Book over Tax Basis of Property and Equipment           787       1,891

  Totals                                                      78,459      80,008
                                                         ----------- -----------

  Net Deferred Tax Liability                             $    36,904 $    54,565
  --------------------------                             =========== ===========

[10] New Authoritative Pronouncements

The  Financial  Accounting  Standard  Board  ["FASB"]  has issued  Statement  of
Financial Accounting Standards ["SFAS"] No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

In February 1998, the FASB issued SFAS No. 132, "Employees Disclosure about Pensions and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company's results of operations, financial position or cash flows.

The FASB has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and how it its designated, for example, gain or losses related to changes in the fair value of a derivative not designated as a hedging instrument is recognized in earnings in the period of the change, while certain types of hedges may be initially reported as a component of other comprehensive income [outside earnings] until the consummation of the underlying transaction.

SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of SFAS No. 133 should be as of the beginning of a fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of SFAS No. 133. Earlier application of all of the provisions of SFAS No. 133 is encouraged, but it is permitted only as of the beginning of any fiscal quarter. SFAS No. 133 is not to be applied retroactively to financial statements of prior periods. The Company does not currently have any derivative instruments and is not currently engaged in any hedging activities.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #7
------------------------------------------------------------------------------




[11] Subsequent Event

The Company entered into a plan and agreement of merger with Patra Capital Ltd. ["Patra"] as of August 1, 1998, whereby all of the Company's common stock will be sold to Patra in exchange for cash, notes receivable and restricted common stock of Elligent Consulting Group, Inc. [a publicly-held company], the parent company of Patra. Upon the closing on September 21, 1998, the Company merged into Patra.

[12] Unaudited Interim Statements

The interim financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.





                        .   .   .   .   .   .   .   .   .

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of Patra Capital Ltd.
  New York, New York


            We have audited the accompanying balance sheet of Patra Capital Ltd. as of July 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for the seven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patra Capital Ltd. as of July 31, 1998, and the results of its operations and its cash flows for the seven months then ended in conformity with generally accepted accounting principles.








                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
November 25, 1998

PATRA CAPITAL LTD.
------------------------------------------------------------------------------


BALANCE SHEET AS OF JULY 31, 1998.
------------------------------------------------------------------------------




Assets:
Current Assets:
  Deferred Income Taxes                                        $   102,000
  Due from Related Party                                            13,198
                                                               -----------

  Total Current Assets                                             115,198

Equipment - Net                                                     30,475
                                                               -----------

Other Assets:
  Deferred Costs                                                   159,447
  Security Deposit                                                  59,689

  Total Other Assets                                               219,136

  Total Assets                                                 $   364,809
                                                               ===========

Liabilities and Stockholders' Deficit:
Current Liabilities:
  Accounts Payable                                             $   165,034
  Accrued Consulting Fees - Related Parties                         98,000
  Accrued Consulting Fees                                           25,000
  Due to Related Party                                             229,186
                                                               -----------

  Total Current Liabilities                                        517,220

Long-Term Liability:
  Due to Stockholder                                                   702

  Total Liabilities                                                517,922

Commitments and Contingencies                                           --

Stockholders' Deficit:
  Common Stock, $1.00 Par Value, 1,000 Shares
   Authorized, Issued and Outstanding                                1,000

  Accumulated Deficit                                             (153,113)

  Stock Subscription                                                (1,000)

  Total Stockholders' Deficit                                     (153,113)

  Total Liabilities and Stockholders' Deficit                  $   364,809
                                                               ===========



See Notes to Financial Statements.

PATRA CAPITAL LTD.
------------------------------------------------------------------------------


STATEMENT OF OPERATIONS FOR THE SEVEN MONTHS ENDED JULY 31, 1998.
------------------------------------------------------------------------------




Revenue                                                        $        --

Operating Expenses - Allocated by Related Parties                  255,113
                                                               -----------

  Operating Loss                                                  (255,113)

  Loss Before Income Taxes                                        (255,113)

Income Taxes [Benefit]                                            (102,000)

  Net Loss                                                     $  (153,113)
                                                               ===========



See Notes to Financial Statements.

PATRA CAPITAL LTD.
------------------------------------------------------------------------------


STATEMENT OF STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------




                                                                            Total
                               Common Stock     Accumulated    Stock     Stockholders'
                              Shares    Amount     Deficit  Subscription   Deficit

Common Stock Issued
  January 1998                 1,000 $    1,000 $        -- $     (1,000)$       --

Net Loss for the Seven
  Months Ended July 31, 1998      --         --    (153,113)          --   (153,113)
                            -------- ---------- ----------- ------------ ----------

  Balance - July 31, 1998      1,000 $    1,000 $  (153,113)$     (1,000)$ (153,113)
                            ======== ========== =========== ============ ==========





See Notes to Financial Statements.

PATRA CAPITAL LTD.
------------------------------------------------------------------------------


STATEMENT OF CASH FLOWS FOR THE SEVEN MONTHS ENDED JULY 31, 1998.
------------------------------------------------------------------------------



Operating Activities:
  Net Loss                                                         $  (153,113)
                                                                   -----------
  Adjustments to Reconcile Net Loss to Net Cash
   Provided by Operating Activities:
   Depreciation                                                          5,219
   Deferred Income Taxes                                              (102,000)

  Changes in Assets and Liabilities:
   [Increase] Decrease in:
     Due from Related Party                                            (13,198)

   Increase [Decrease] in:
     Accounts Payable                                                   28,034
     Accrued Consulting Fees - Related Parties                          98,000
     Accrued Consulting Fees                                            25,000
     Due to Related Party                                              111,356
     Due to Stockholders                                                   702
                                                                   -----------

   Total Adjustments                                                  (153,113)

  Net Cash - Operating Activities                                           --
                                                                   -----------

  Net Increase in Cash                                                      --

Cash - Beginning of Period                                                  --
                                                                   -----------

  Cash - End of Period                                             $        --
                                                                   ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
   Interest                                                        $        --
   Income Taxes                                                    $        --

Supplemental Schedule of Non-Cash Investing and Financing Activities:
  In January 1998, the Company issued 1,000 shares of common stock at par value and recorded a stock subscription receivable.

  During the seven months ended July 31, 1998, the Company acquired furniture and fixtures for $35,694 and recognized deposits on operating leases of $59,689. The Company recorded a corresponding intercompany payable for a total of $95,383 for these payments made by an affiliated company on the Company's behalf.

  The Company recorded deferred costs of $159,447 for accounting and legal fees, of which $137,000 is recorded as accounts payable and $22,447 as due to related party.




See Notes to Financial Statements.

PATRA CAPITAL LTD.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[1] Organization and Business

Patra Capital Ltd. ["Patra" or the "Company"] was incorporated on December 17, 1997, and is principally engaged in investing in companies involved in the information technology services industry [See Note 9].

[2] Summary of Significant Accounting Policies

[A] Equipment and Depreciation - Equipment is stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method and is based on the estimated useful lives of the various assets ranging from three to five years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

[B] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

[C] Income Taxes - Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ["SFAS"] No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

[D] Economic Dependence - Patra does not maintain a bank account and has no cash or investments in marketable securities. As of July 31, 1998, Patra has relied on related parties to pay all of its obligations.

[3] Equipment and Depreciation

Equipment and accumulated depreciation as of July 31, 1998, are as follows:

Equipment                                      $   13,558
Furniture and Fixtures                             22,136
                                               ----------

Total                                              35,694
Less: Accumulated Depreciation                      5,219

  Equipment - Net                              $   30,475
  ---------------                              ==========

Depreciation expense for the seven months ended July 31, 1998, was $5,219.

[4] Deferred Costs

Deferred costs consist of legal and accounting fees incurred in relation to the acquisition of Conversion Services International, Inc. ["CSI"] [See Note 9].

[5] Related Party Transactions

The amount due from related party of $13,198 at July 31, 1998, consists of the monthly allocation of operating expenses between the Company and a related company whose stockholders are the same as those of Patra. The amounts have no stated terms of repayment and are non-interest bearing.

Accrued consulting fees - related party of $98,000 at July 31, 1998, were incurred in the start-up of Patra and are due to a stockholder and his wife.

PATRA CAPITAL LTD.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



[5] Related Party Transactions [Continued]

For the seven months ended July 31, 1998, Patra was allocated $5,431 of rent expense for other office space from a related company, one of the stockholders of which is a stockholder of the Company.

The amount due to related party of $229,186 at July 31, 1998, consists of operating expenses allocated to the Company by a related company, whose owner is a stockholder of Patra. The loan has no stated terms of repayment and are non-interest bearing.

The amount due to stockholder of $702 at July 31, 1998, consists of operating expenses paid on behalf of Patra. The loan has no stated terms of repayment and is non-interest bearing.

All of the Company's operating expenses were allocated by related companies.

[6] Commitments and Contingencies

The Company occupies office space, which is leased by a related company, of which one of the stockholders is a stockholder of the Company, under an operating lease which expires in April of 2002. Approximately 73% of the cost of the lease is allocated to the Company. The Company's rent expense for the seven months ended July 31, 1998, amounted to $19,695.

Total minimum annual rentals under the lease are as follows:

Year Ended
   July 31,
   1999                                        $  119,379
   2000                                           119,379
   2001                                           119,379
   2002                                            89,534
                                               ----------

     Total                                     $  447,671
     -----                                     ==========

[7] Income Taxes

Deferred taxes and the income tax benefit consist of the following:

Deferred Taxes:
  Federal                                                $    79,000
  State                                                       23,000
                                                         -----------

  Income Tax Benefit                                     $   102,000
  ------------------                                     ===========

The tax effect of significant items comprising the Company's deferred tax asset at July 31, 1998, are as follows:

Net Operating Loss Carryforward                          $    62,800
Deductibility of Accrued Expenses                             39,200
                                                         -----------

  Deferred Tax Asset                                     $   102,000
  ------------------                                     ===========

The Company's has recorded a deferred tax asset of $102,000 at July 31, 1998. The realization of the deferred tax asset is dependent on the Company generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

PATRA CAPITAL LTD.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------



[7] Income Taxes [Continued]

The net operating loss carryforward of approximately $157,000 expires in 2013.

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

Computed at the Statutory Rate                                   34%
State Income Tax - Net of Federal Tax Benefit                     6%

  Income Tax Expense - Effective Rate                            40%
  -----------------------------------                    ===========

[8] New Authoritative Pronouncements

The Financial Accounting Standard Board ["FASB"] has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and how it its designated, for example, gain or losses related to changes in the fair value of a derivative not designated as a hedging instrument is recognized in earnings in the period of the change, while certain types of hedges may be initially reported as a component of other comprehensive income [outside earnings] until the consummation of the underlying transaction.

SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of SFAS No. 133 should be as of the beginning of a fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of SFAS No. 133. Earlier application of all of the provisions of SFAS No. 133 is encouraged, but it is permitted only as of the beginning of any fiscal quarter. SFAS No. 133 is not to be applied retroactively to financial statements of prior periods. The Company does not currently have any derivative instruments and is not currently engaged in any hedging activities.

[9] Subsequent Events

Patra entered into an agreement and plan of merger with Patra Acquisition, Inc. and Elligent Consulting Group, Inc. ["Elligent"] as of August 26, 1998, whereby all of Patra's common stock was exchanged for 12,950,000 shares of common stock in Elligent. Upon the closing on September 3, 1998, Patra Acquisition, Inc., a wholly-owned subsidiary of Elligent, merged into Patra.

Patra entered into a plan and agreement of merger with Conversion Services International, Inc. ["CSI"] as of August 1, 1998, whereby all of the CSI's common stock was sold to Patra in exchange for cash, notes payable and restricted common stock of Elligent Consulting Group, Inc. [a publicly-held company], the parent company of Patra. Upon the closing on September 21, 1998, CSI merged into Patra and Patra changed its name to Conversion Services International, Inc.

PATRA CAPITAL LTD.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------




[10] Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For accounts payable, accrued expenses, and amounts due from/to related party, it was assumed that the carrying amount approximated fair value because of the short maturities of these instruments. The fair value of due to stockholder is estimated based on rates at which the Company could borrow funds with similar remaining maturities which approximates its carrying value.





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                                      F-40